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  Filed pursuant to Rule 424(b)(3)
  Registration No. 333-117391

Prospectus Supplement
To Prospectus dated October 13, 2004

Walter Industries, Inc.
$175,000,000
3.75% Convertible Senior Subordinated Notes due 2024

        This prospectus supplement relates to resales by the selling securityholders named in this prospectus supplement of our 3.75% Convertible Senior Subordinated Notes due 2024 issued in a private offering in April 2004 and 9,805,302 shares of our common stock issuable upon conversion of the notes, plus an indeterminate number of additional shares of common stock that may be issued from time to time upon conversion of the notes as a result of conversion rate adjustments, in circumstances described in this prospectus. We will not receive any of the proceeds from the sale of the notes or the shares of common stock offered by the selling securityholders.

        This prospectus supplement, which supplements our prospectus dated October 13, 2004, contains additional information about the selling securityholders.

        You should read this prospectus supplement in conjunction with the prospectus. This prospectus supplement updates information in the prospectus and, accordingly, to the extent inconsistent, the information in this prospectus supplement supercedes the information contained in the prospectus.

        Investing in the notes involves risks. See "Risk Factors" beginning on page 7 of the accompanying prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is January 6, 2006

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our file number for reports filed under the Securities Exchange Act of 1934, as amended, or Exchange Act, is 001-13711. You may read and copy any document we file at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol "WLT" and all reports, proxy statements and other information filed by us with the NYSE may be inspected at the NYSE's offices at 20 Broad Street, New York, New York, 10005.

        We "incorporate by reference" in this prospectus certain information that we file with the SEC, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. The information incorporated by reference is an important part of this prospectus. Any statement that is contained in this prospectus or a document incorporated by reference in this prospectus shall be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be considered, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of Exchange Act after the date of this prospectus but before the end of the offering made under this prospectus:

  •
  Our annual report on Form 10-K for the fiscal year ended December 31, 2004;

  •
  Our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

  •
  Our current reports on Form 8-K, filed on January 4, February 8, February 23 (only with respect to information filed pursuant to Item 5.02 of Form 8-K), February 24, March 3, March 22, April 1, April 20, May 4, May 27 (only with respect to information filed pursuant to Item 5.02 of Form 8-K), June 22, August 26, September 12, September 21, October 5, October 11, 2005, October 21, 2005, November 2, 2005, November 8, 2005 and December 6, 2005; and

  •
  Our current report on Form 8-K/A, filed on December 19, 2005.

        You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC. You may obtain documents incorporated by reference into this prospectus at no cost upon written or oral request at the following address or telephone number:

Investor Relations Department
Walter Industries, Inc.
4211 W. Boy Scout Boulevard
Tampa, Florida 33607
Tel: (813) 871-4404

SELLING SECURITYHOLDERS

        We originally issued the notes in a private placement that was completed on April 20, 2004. The initial purchasers of the notes have advised us that the notes were resold by the initial purchasers to qualified institutional buyers under Rule 144A under the Securities Act. Selling securityholders, including their transferees, pledgees, donees or their successors, may offer and sell the notes and the underlying common stock pursuant to this prospectus.

        The following table sets forth information as of January 6, 2006 about the principal amount of notes and the underlying common stock beneficially owned by each selling securityholder that may be offered using this prospectus.

					Number of Shares and Percentage of Common Stock Owned after the Sale of the Maximum Number of Shares
			Maximum Number of Shares and Percentage of Common Stock Owned that May Be Offered Hereunder(1)
	Principal Amount of Notes Beneficially Owned That May Be Sold
		Percentage of Notes Outstanding
			Number	(2)%	Number	%
Advent Convertible Master (Cayman)	$6,648,000	3.80%	372,489	*	—	—
Akela Capital Master Fund, Ltd.	$14,000,000	8.00%	784,424	1.97%	—	—
Alpha US Sub Fund 4 LLC	$241,000	*	13,503	*	—	—
Attorney's Title Insurance Fund	$45,000	*	2,521	*	—	—
Banc of America Securities LLC(3)	$10,000,000	5.71%	560,303	1.42%	—	—
Barclays Global Investors Diversified Alpha Plus Funds	$237,000	*	13,279	*	—	—
Basso Holdings Ltd.	$6,002,000	3.43%	336,293	*	—	—
Basso Multi-Strategy Holding Fund Ltd.	$1,400,000	*	78,442	*	—	—
Benchmark Multi Strategy Fund PLC	$500,000	*	28,015	*	—	—
BNP Paribas Equity Strategies, SNC (4)	$5,656,000	3.23%	316,907	*	—	*
Boilermakers Blacksmith Pension Trust	$565,000	*	31,657	*	—	—
BP Amoco PLC Master Trust	$907,000	*	50,819	*	—	—
Canyon Capital Arbitrage Master Fund, Ltd.(4)	$6,450,000	3.69%	361,395	*	—	—
Canyon Value Realization Fund, L.P.(4)	$3,225,000	1.84%	180,697	*	—	—
Canyon Value Realization MAC 18, Ltd. (RMF)(4)	$1,290,000	*	72,279	*	—	—
CC Convertible Arbitrage, Ltd.(4)	$6,000,000	3.43%	336,181	*	—	—
Citigroup Global Markets Inc. (3)	$4,500,000	2.57%	252,136	*	—	—
CIBC World Markets (3)	$2,450,000	1.40%	137,274	*	—	—
CNH CA Master Account, L.P.	$3,950,000	2.26%	221,319	*	—	—
Coastal Convertibles Ltd.	$2,000,000	1.14%	112,060	*	—	—
CooperNeff Convertible Strategies (Cayman) Master Fund, LP	$4,704,000	2.69%	263,566	*	—	—
CQS Convertible and Quantitative Strategies Master Fund Limited	$4,000,000	2.29%	224,121	*	—	—
Delta Airlines Master Trust	$135,000	*	7,564	*	—	—
Deutsche Bank Securities Inc	$10,150,000	5.80%	568,707	1.44%	—	—
DKR SoundShore Opportunity Holding Fund Ltd.	$3,200,000	1.83%	179,296	*	—	—
Drawbridge Convertible I LTD	$2,750,000	1.57%	154,083	*	—	—
Drawbridge Convertible II LTD	$880,000	*	49,306	*	—	—
Drawbridge Global Macro Master Fund LTD	$7,370,000	4.21%	412,943	1.05%	—	—
Duke Endowment	$120,000	*	6,723	*	—	—

EagleRock Master Fund, LP	$1,000,000	*	56,030	*	—	—
Forest Fulcrum Fund LP (3)	$210,000	*	11,766	*	—	—
Forest Global Convertible Fund, Ltd., Class A-5	$429,000	*	24,036	*	—	—
Forest Multi-Strategy Master Fund SPC, on behalf of its Multi-Strategy Segregated Portfolio	$621,000	*	34,794	*	——
Gaia Offshore Master Fund, Ltd.	$7,500,000	4.29%	420,227	1.07%	—	—
Global Bermuda Limited Partnership	$400,000	*	22,412	*	—	—
Goldman Sachs & Company(3)	$11,000,000	6.29%	616,333	1.56%	—	*
Grace Convertible Arbitrage Fund, Ltd.(4)	$6,000,000	3.43%	336,181	*	—	—
HFR CA Global Opportunity Master Trust	$159,000	*	8,908	*	—	—
HFR CA Opportunity Master Trust	$478,000	*	26,782	*	—	—
HFR RVA Select Performance Master Trust	$114,000	*	6,387	*	—	—
Highbridge International LLC (4)	$1,250,000	*	70,037	*	—	—
Hotel Union & Hotel Industry of Hawaii Pension Plan	$242,000	*	13,559	*	—	—
Institutional Benchmarks Master Fund Ltd.	$1,100,000	*	61,633	*	—	—
Institutional Benchmark Management Fund c/o Quattro Fund	$528,000	*	29,583	*	—	—
JMG Capital Partners, LP	$1,150,000	*	64,434	*	—	—
JMG Triton Offshore Fund, LTD	$1,150,000	*	64,434	*	—	—
KBC Financial Products USA Inc.(3)	$2,607,000	1.49%	146,070	*	—	—
Lakeshore International Ltd.	$1,600,000	*	89,648	*	—	—
LDG Limited	$274,000	*	15,352	*	—	—
Libertyview Convertible Arbitrage Fund LP(4)	$2,600,000	1.49%	145,678	*	—	—
Libertyview Funds LP(4)	$5,900,000	3.37%	330,578	*	—	—
LLT Limited	$132,000	*	7,395	*	—	—
Lyxor Convertible Arbitrage Fund	$530,000	*	29,696	*	—	—
Lyxor/Convertible Arbitrage Fund Limited	$966,000	*	54,125	*	—	—
Lyxor/Forest Fund Limited	$543,000	*	30,424	*	—	—
Lyxor/Gaia II Fund Ltd. (4)	$2,500,000	1.43%	140,075	*	—	—
Lyxor/PRS Convertible Fund Limited	$650,000	*	36,419	*	—	—
Mellon HBV Master Convertible Arbitrage Fund LP(4)	$2,550,000	1.46%	142,877	*	—	—
Mellon HBV Master Leveraged Multi-Strategy Fund LP(4)	$350,000	*	19,610	*	—	—
Mellon HBV Master Multi-Strategy Fund LP(4)	$1,280,000	*	71,718	*	—	—
Mint Master Fund Ltd	$400,000	*	22,412	*	—	—
Mohican VCA Master Fund, Ltd.	$1,200,000	*	67,236	*	—	—
Morgan Stanley & Co. Incorporated(3)	$4,500,000	2.57%	252,136	*	146,747	*
MSS — Convertible Arbitrage 1 c/o TQA Investors, LLC	$7,000	*	392	*	—	—

National Bank Financial Inc.	$2,265,000	1.29%	126,908	*	—	—
National Bank of Canada c/o Putnam Lovell NBF Securities Inc.(4)	$3,000,000	1.71%	168,090	*	—	—
Newport Alternative Income Fund	$1,980,000	1.13%	110,939	*	—	—
Nomura Securities International, Inc.(3)	$3,500,000	2.00%	196,106	*	—	—
Plexus Fund Limited	$2,500,000	1.43%	140,075	*	—	—
Polaris Vega Fund L.P.	$1,250,000	*	70,037	*	—	—
PRS Convertible Arbitrage Master Fund L.P.	$1,400,000	*	78,442	*	—	—
Quattro Fund Ltd.	$12,049,000	6.89%	675,109	1.70%	—	—
Quattro Multistrategy Masterfund LP	$673,000	*	37,708	*	—	—
RBC Alternative Assets L.P.(4)	$100,000	*	5,603	*	—	—
Ritchie Convertible Arbitrage Trading	$800,000	*	44,824	*	—	—
Sage Capital Management, LLC	$3,500,000	2.00%	196,106	*	—	—
San Diego County Employee Retirement Association	$1,000,000	*	56,030	*	—	—
Satellite Convertible Arbitrage Master Fund, LLC	$4,000,000	2.29%	224,121	*	—	—
Silvercreek II Limited	$5,070,000	2.90%	284,073	*	—	—
Silvercreek Limited Partnership	$6,950,000	3.97%	389,410	*	—	—
Singlehedge US Convertible Arbitrage Fund	$1,498,000	*	83,933	*	—	—
Southern Farm Bureau Life Insurance	$220,000	*	12,326	*	—	—
Sphinx Convertible Arb Fund SPC	$793,000	*	44,432	*	—	—
Sphinx Convertible Arbitrage SPC	$210,000	*	11,766	*	—	—
Sphinx Fund c/o TQA Investors, LLC	$129,000	*	7,227	*	—	—
SSI Blended Market Neutral L.P.	$483,000	*	27,062	*	—	—
SSI Hedged Convertible Market Neutral L.P.	$661,000	*	37,036	*	—	—
Sturgeon Limited	$1,176,000	*	65,891	*	—	—
Sunrise Partners Limited Partnership(4)	$2,750,000	1.57%	154,083	*	156,600	*
Tenor Opportunity Master Fund, Ltd.	$1,750,000	*	98,053	*	—	—
The Canyon Value Realization Fund (Cayman), Ltd.	$8,655,000	4.95%	484,942	1.23%	—	—
The City of Southfield Fire & Police Retirement System	$30,000	*	1,680	*	—	—
The Consulting Group Capital Markets Fund	$531,000	*	29,752	*	—	—
The Drake Offshore Master Fund, Ltd.	$3,500,000	2.00%	196,106	*	—	—
The Estate of James Campbell	$1,000,000	*	56,030	*	—	—
TQA Masterfund LTD	$920,000	*	51,547	*	—	—
TQA Master Plus Fund LTD	$1,510,000	*	84,605	*	—	—
Tribeca Global Convertible Investments LTD (4)	$18,000,000	10.29%	1,008,545	2.52%	—	—
Tribeca Investments LTD	$10,000,000	5.71%	560,303	1.42%	—	—
UBS AG London F/B/O HFS	$5,000,000	2.86%	280,151	*	—	—

Viacom Inc. Pension Plan Master Trust	$25,000	*	1,400	*	—	—
Whitebox Convertible Arbitrage Partners, L.P.	$4,750,000	2.71%	266,143	*	—	—
Whitebox Diversified Convertible Arbitrage Partners, L.P.	$4,000,000	2.29%	224,121	*	—	—
Xavex Convertible Arbitrage 4 Fund	$45,000	*	2,521	*	—	—
Xavex — Convertible Arbitrage 7 Fund c/o TQA Investors, LLC	$144,000	*	8,068	*	—	—
Xavex — Convertible Arbitrage 8 Fund	$450,000	*	25,213	*	—	—
Zazore Convertible Arbitrage Fund L.P.	$3,000,000	1.71%	168,090	*	—	—
Zurich Institutional Benchmarks Master Fund Ltd.	$300,000	*	16,809	*	—	—
Zurich Institutional Benchmarks Master Fund Ltd., c/o TQA Investors, LLC	$178,000	*	9,973	*	—	—

*
Less than 1%

(1)
Assumes conversion of all of the holder's notes at the initial conversion rate of 56.0303 shares per note. The initial conversion rate is subject to adjustment as described under "Description of Notes—Conversion Rights—Conversion Rate Adjustments." As a result, the amount of common stock issuable upon conversion of the notes may increase or decrease in the future.

(2)
Calculated based on Rule 13d-3(d) of the Exchange Act, using 38,953,825 shares of common stock outstanding as of October 31, 2005. In calculating this amount for holders of notes, we treated as outstanding the number of shares of common stock issuable upon conversion of all of that particular holder's notes. We did not, however, assume the conversion of any other holder's notes.

(3)
Broker-dealer.

(4)
Affiliate of a broker-dealer. Selling securityholders that are affiliates of broker-dealers have represented to us that (1) such selling securityholder purchased the notes or the common stock issued upon conversion of the notes in the ordinary course of business and (2) at the time of purchase of the notes or the common stock issued upon conversion of the notes such selling securityholder had no agreement or understanding, directly or indirectly, with any person, to distribute the securities.

(5)
Information about other selling securityholders will be set forth in post-effective amendments to the registration statement of which this prospectus is a part or in prospectus supplements, as required.

The figures in this column are based on information supplied to us as of January 6, 2006 by the selling securityholders named in the table. As of that date, these selling securityholders had supplied us with information indicating that, collectively, they owned more than $175,000,000 aggregate principal amount of notes, reflecting, we believe that one or more selling securityholders supplied us with information for inclusion in the table and then sold their notes in transactions exempt from the registration requirements of the Securities Act to persons who also supplied us with information with respect to the same notes. However, since neither this prospectus nor the registration statement of which this prospectus forms a part would be applicable to any notes after then have been publicly sold using this prospectus or the registration statement of which this prospectus forms a part, no more than $175,000,000 aggregate principal amount of notes could be sold using this prospectus or the registration statement of which this prospectus forms a part and, accordingly, the $175,000,000 total in this column represents the maximum principal amount of notes that could be sold under this prospectus or the registration statement of which this prospectus forms a part.

        We prepared this table based on the information supplied to us by the selling securityholders named in the table. The selling securityholders listed in the above table may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their notes since the date on which the information is presented in the above table. Information about the selling securityholders may change over time. Any additional selling securityholders will be set forth in post-effective amendments to the registration statement of which this prospectus is a part and any changed information, including successors to named selling securityholders, may be set forth in post-effective amendments and/or prospectus supplements to this prospectus.

        Because the selling securityholders may offer all or some of their notes or the underlying common stock from time to time we cannot estimate the amount or percentage of the notes or the underlying common stock that will be held by the selling securityholders upon the termination of any particular offering. See "Plan of Distribution."

        To our knowledge, none of the named selling securityholders nor any of their affiliates, officers, directors or principal equity holders has held any position or office with, been employed by or otherwise had any material relationship with us or our affiliates during the three years prior to the date of this prospectus.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Walter Industries, Inc. for the year ended December 31, 2004 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus

Walter Industries, Inc.
$175,000,000
3.75% Convertible Senior Subordinated Notes due 2024

        This prospectus relates to resales by the selling securityholders named in this prospectus or in supplements to this prospectus of our 3.75% Convertible Senior Subordinated Notes due 2024 issued in a private offering in April 2004 and 9,805,302 shares of our common stock issuable upon conversion of the notes, plus an indeterminate number of additional shares of common stock that may be issued from time to time upon conversion of the notes as a result of conversion rate adjustments, in circumstances described in this prospectus. We will not receive any of the proceeds from the sale of the notes or the shares of common stock offered by the selling securityholders.

        The notes and the shares of common stock may be sold from time to time by the selling securityholders named in this prospectus or in supplements to this prospectus in market transactions, in negotiated transactions or otherwise, and at prices and on terms which will be determined by the then prevailing market price for the notes or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See "Plan of Distribution" for additional information on the methods of sale.

        The notes will bear interest at the rate of 3.75% per year. Interest on the notes is payable on May 1 and November 1 of each year, beginning on November 1, 2004. In addition, beginning with the period commencing on May 1, 2011 and for each of the six-month periods thereafter, we will pay contingent interest as specified under "Description of Notes—Contingent Interest."

        We may redeem some or all of the notes for cash on or after May 6, 2011 at the redemption prices specified under "Description of Notes—Optional Redemption by Walter Industries" plus accrued and unpaid interest (including contingent interest and additional interest, if any) to, but excluding, the redemption date. Holders may require us to repurchase for cash all or a portion of their notes on May 1, 2014 and May 1, 2019, or at any time prior to their maturity following the occurrence of a fundamental change as described in this prospectus, at a repurchase price of 100% of the principal amount of the notes plus accrued and unpaid interest (including contingent interest and additional interest, if any) to, but excluding, the applicable repurchase date.

        Holders may convert their notes into shares of our common stock at an initial conversion rate of 56.0303 shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $17.85 per share), subject to adjustment if certain events occur, under the circumstances specified under "Description of Notes—Conversion Rights." Upon conversion, we will have the right to deliver, in lieu of our common stock, cash or a combination of cash and shares of our common stock.

        Shares of our common stock are traded on the New York Stock Exchange under the symbol "WLT." The notes have been designated for inclusion in the PORTAL market system of the National Association of Securities Dealers, Inc.

        The notes are subject to U.S. federal income tax rules applicable to contingent payment debt instruments. See the section entitled "Certain U.S. Federal Income Tax Considerations" in this prospectus.

Investing in the notes involves risks. See "Risk Factors" beginning on page 7.

        Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 13, 2004

        In making your investment decision, you should rely on the information contained or incorporated by reference in this prospectus. Walter Industries has not authorized anyone to provide you with any information that is different. If you receive any information that is different, you should not rely on it.

        You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference in this prospectus is accurate as of any date other than the date on which that document was filed with the Securities and Exchange Commission, or SEC.

        The distribution of this prospectus and the offering and sale of the notes or our common stock in certain jurisdictions may be restricted by law. This prospectus does not constitute an offer of, or an invitation to purchase, any of the notes in any jurisdiction in which such offer or invitation would be unlawful.

        This prospectus summarizes certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of us and the terms of the offering and the notes or our common stock, including the merits and risks involved.

        We are not, and the selling securityholders are not, making any representation to any purchaser of the notes regarding the legality of an investment in the notes by the purchaser under any applicable laws or regulations. You should consult your own attorney, accountant, business adviser and tax adviser for legal, tax, business and financial advice regarding an investment in the notes.

        As used in this prospectus, "Walter Industries," "we," "our" and "us" refer to Walter Industries, Inc. and its subsidiaries, unless stated otherwise or the context requires otherwise.

i

FORWARD-LOOKING STATEMENTS

        The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This prospectus and the documents incorporated by reference into this prospectus, as well as other written or oral statements made by us or on our behalf, may include forward-looking statements reflecting our current views at the time these statements were made with respect to future events and financial performance. These forward-looking statements are uncertain and can be identified by their use of words such as "anticipates," "expects," "is confident," "plans," "could," "will," "believes," "estimates," "forecasts," "projects" and other words of similar meaning.

        All forward-looking statements address matters involving numerous assumptions, known and unknown risks and uncertainties, which may cause actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by us in those statements. Accordingly, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made.

        Factors that could cause actual results to differ materially from those expressed or implied by our forward-looking statements include, but are not limited to, the following:

  •
  changes in customers' demand for our products;

  •
  changes in costs and availability of raw materials and labor;

  •
  changes in the rates of delinquencies, defaults or losses;

  •
  changes in interest rates;

  •
  changes in the mortgage-backed capital markets;

  •
  geologic conditions or changes in extraction costs in our mining operations;

  •
  the collection of approximately $16 million of receivables associated with working capital adjustments arising from the sales of certain subsidiaries in 2003;

  •
  changes in customer orders;

  •
  competitive practices in each of our lines of business, including pricing actions by our competitors; and

  •
  general changes in economic conditions.

        This list should not be considered an exhaustive statement of all potential risks and uncertainties and should be read in conjunction with the cautionary statements that appear under the headings "Risk Factors" in this prospectus, "Quantitative and Qualitative Disclosures about Market Risk" contained in our annual report on Form 10-K and "Management's Discussion and Analysis of Results of Operations, Financial Condition, Liquidity and Capital Resources and Quantitative Disclosures about Market Risk—Market Risk" contained in our quarterly report on Form 10-Q for the quarter ended June 30, 2004 and in Notes 17 and 18 to our consolidated condensed financial statements contained in our annual report on Form 10-K for the year ended December 31, 2003 and in Note 13 to our consolidated condensed financial statements contained in our quarterly report on Form 10-Q for the quarter ended June 30, 2004, each incorporated by reference into this prospectus, as well as other cautionary statements that are included in or incorporated by reference into this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise after the date of this prospectus or to reflect the occurrence of unanticipated events.

ii

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our file number for reports filed under the Securities Exchange Act of 1934, as amended, or Exchange Act, is 001-13711. You may read and copy any document we file at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol "WLT" and all reports, proxy statements and other information filed by us with the NYSE may be inspected at the NYSE's offices at 20 Broad Street, New York, New York, 10005.

        We "incorporate by reference" in this prospectus certain information that we file with the SEC, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. The information incorporated by reference is an important part of this prospectus. Any statement that is contained in this prospectus or a document incorporated by reference in this prospectus shall be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be considered, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of Exchange Act after the date of this prospectus but before the end of the offering made under this prospectus:

  •
  Our annual report on Form 10-K for the fiscal year ended December 31, 2003, as amended;

  •
  Our quarterly reports on Form 10-Q for the fiscal quarter ended March 31 and June 30, 2004; and

  •
  Our current reports on Form 8-K, filed on April 22 and April 26, 2004.

        You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

        You may obtain documents incorporated by reference into this prospectus at no cost upon written or oral request at the following address or telephone number:

Investor Relations Department
Walter Industries, Inc.
4211 W. Boy Scout Boulevard
Tampa, Florida 33607
Tel: (813) 871-4404

iii

SUMMARY

        The following summary provides an overview of certain information about Walter Industries and the offering and may not contain all the information that is important to you. This summary is qualified in its entirety by and should be read together with the information contained in other parts of this prospectus and the documents we incorporate by reference. You should carefully read this entire prospectus and the documents that we incorporate by reference in order to understand fully the terms of the notes as well as the tax and other considerations that may be important to you in making a decision about whether to invest in the notes and the common stock issuable upon their conversion.

Walter Industries

        We are a diversified company which operates in five segments: Homebuilding, Financing, Industrial Products, Natural Resources and Other. Through these operating segments, we offer a diversified line of products and services including home construction and financing, ductile iron pressure pipe, coal, methane gas, furnace and foundry coke, chemicals and slag fiber.

        In the United States:

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  We are a leading on-your-lot homebuilder and, based on the most recent data from Builder Magazine, we are the 24th largest homebuilder based on home unit sales, with a particularly strong presence in the southeastern United States.

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  We are the leading producer of ductile iron pipe based on per ton sales volumes for fiscal 2003 based on industry shipping information provided by the Ductile Iron Pipe Research Association, as well as a significant producer of restraints, fittings, valves and hydrants.

        Our largest business within the Homebuilding Segment is Jim Walter Homes ("JWH"), which is headquartered in Tampa, Florida. This business markets and supervises the construction of detached, single-family homes, primarily in the southern United States where the weather generally permits year-round construction. JWH also provides mortgage financing on the homes that it constructs. JWH historically has concentrated on the low- to moderately-priced segment of the housing market. Approximately 353,000 homes have been completed by JWH since its inception in 1946.

        JWH builds its conventionally-built homes "on site" after the customer has entered into a building contract. Each conventionally-built home is built of wood on concrete foundations or wood pilings and is completely finished on the outside. Conventionally-built homes are constructed to varying degrees of interior completion, depending on the buyer's election to purchase optional interior components. Optional interior components include plumbing and electrical materials, heating and air conditioning, wallboard, interior doors, interior trim, painting and floor finishing. JWH's product line also includes "shell" homes, which are completely finished on the outside, with the inside containing only rough floors, ceiling joists, partition studding and closet framing. The majority of JWH's customers select all interior options, thereby purchasing a home considered to be "90% complete," which generally excludes only landscaping and utility connections. Other units are sold at varying stages of interior finishing.

        We have two primary businesses within the Financing Segment: Mid-State Homes, Inc. ("Mid-State") and Walter Mortgage Company ("WMC"). Mid-State purchases and services instalment notes originated by JWH, and WMC offers financing to homebuyers that is secured by first mortgages and liens. Mid-State funds its purchase of these mortgage assets using various business trusts (the "Trusts") organized by it for that purpose. The Trusts initially acquire the mortgage assets by using borrowings under our variable funding loan facility and ultimately by using the proceeds from offerings of mortgage-backed notes, which are secured by the mortgage assets and are non-recourse to Walter Industries and its subsidiaries. Mid-State owns, directly or indirectly, all of the beneficial interests in the Trusts. WMC provides homebuyers with the option of financing land along with their home purchase, including a traditional cash down payment in lieu of land equity. Existing Mid-State customers also have the option of refinancing their mortgage with WMC.

        Our Industrial Products business, primarily United States Pipe and Foundry Company, Inc. ("U.S. Pipe"), manufactures and sells a broad line of ductile iron pressure pipe, fittings, valves, hydrants and other cast iron products. Founded in 1899 and headquartered in Birmingham, Alabama, it is the nation's largest producer of ductile iron pressure pipe based on per ton sales volumes for fiscal 2003 provided by the Ductile Iron Pipe Research Association. U.S. Pipe manufactures and markets a complete line of ductile iron pipe ranging from 4" to 64" in diameter and up to 20 feet in length. Ductile iron pressure pipe is used primarily for drinking (potable) water distribution systems, small water system grids and reinforcing distribution systems (including looping grids and supply lines). This type of pipe is also used for major water and wastewater transmission and collection systems. In addition, U.S. Pipe produces and sells a full line of restraints, fittings, valves and hydrants of various configurations to meet municipal specifications.

        Our Natural Resources Segment consists of our Mining Division and our De-Gas Division. Our Mining Division, headquartered in Brookwood, Alabama, has approximately 7.0 million tons of annual rated coal production capacity from its three mines located in west central Alabama between the cities of Birmingham and Tuscaloosa. We currently expect to close one of our mines in 2005 due to continuing adverse geological conditions. The Mining Division extracts coal primarily from Alabama's Blue Creek and Mary Lee seams, which contain high-quality bituminous coal. Blue Creek coal offers high coking strength with low coking pressure, low sulfur and low-to-medium ash content with high BTU values and can be sold either as metallurgical coal, used to produce coke, or as compliance steam coal, used by electric utilities because it meets current environmental compliance specifications. Our De-Gas Division, headquartered in Brookwood, Alabama, extracts and sells methane gas from the coal seams owned or leased by Jim Walter Resources, Inc. ("JWR"), primarily through Black Warrior Methane Corp., an equal joint venture with El Paso Production Co., a subsidiary of El Paso Corp.

        Our Other Segment includes Sloss Industries Corporation ("Sloss"), the land groups and corporate expenses. Sloss manufactures and distributes furnace and foundry coke to the domestic steel industry as well as to the ductile iron foundries, and also manufactures specialty chemicals and slag fiber. Our land group is actively engaged in maximizing the value of our vacant land, primarily through outright property sales and realizing royalty income on timber, coal and other minerals.

        We have a three-point strategy: (1) profitably grow our Homebuilding, Financing and Industrial Products businesses, (2) opportunistically divest and manage our other businesses and (3) enhance productivity and improve our cash flows. In keeping with our strategy of divesting non-core assets, in December 2003, we completed the sale of two wholly-owned subsidiaries, our AIMCOR and JW Aluminum businesses. The net proceeds from these sales were approximately $242.3 million, which were principally used to reduce outstanding borrowings and to increase cash and cash equivalents. As a result of the sales, AIMCOR and JW Aluminum have been reclassified to discontinued operations in our financial statements.

        We are incorporated in the State of Delaware, and the address of our principal offices is 4211 W. Boy Scout Boulevard, Tampa, Florida 33607. Our telephone number is (813) 871-4811. You may visit us at our website located at www.walterind.com. The information contained on our website has not been, and shall not be deemed to be, incorporated by reference into this prospectus.

THE OFFERING

        The following is a brief summary of the terms of this offering of the notes. For a more complete description, see "Description of Notes" and "Transfer Restrictions" in this prospectus.

Issuer	Walter Industries, Inc.
Notes Offered	$175,000,000 aggregate principal amount of 3.75% Convertible Senior Subordinated Notes due 2024.
Maturity Date	May 1, 2024, unless earlier converted, redeemed or repurchased.
Ranking	The notes are our direct, unsecured, senior subordinated obligations. Accordingly, they rank:
• junior in right of payment to all of our existing and future senior indebtedness,
• equal in priority with any other unsecured, senior subordinated indebtedness that we may incur in the future,
• senior in right of payment to any subordinated indebtedness that we may incur in the future,
• effectively junior to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, and
• effectively junior to our subsidiaries' indebtedness and other liabilities, including trade payables.
As of June 30, 2004, we had approximately $187.3 million of senior and senior subordinated indebtedness outstanding, approximately $12.3 million of which consisted of borrowings under our senior secured revolving credit facility. This credit facility is guaranteed on a senior, secured basis by substantially all of our existing subsidiaries. As of June 30, 2004, our subsidiaries had zero indebtedness outstanding (excluding (i) intercompany indebtedness, (ii) guarantees under our senior secured revolving credit facility and (iii) mortgage-backed and asset-backed notes and a variable funding loan facility, both of which are non-recourse to Walter Industries and its subsidiaries) and other liabilities of approximately $676.5 million.
Interest Payments	3.75% per year on the principal amount, payable semiannually in arrears on May 1 and November 1 of each year, beginning November 1, 2004.
Contingent Interest	Beginning with the period commencing on May 1, 2011 and ending on November 1, 2011, and for each of the six-month interest periods thereafter, we will pay contingent interest on the interest payment date for the applicable interest period if the average trading price of the notes during the five trading days ending on the third day immediately preceding the first day of the applicable interest period equals or exceeds 120% of the principal amount of notes. The contingent interest payable per note for any applicable interest period will equal an annual rate of 0.40% of the average trading price of a note during the five trading-day reference period.

Conversion Rights	Prior to the maturity date, holders may surrender notes for conversion: (1) during specified periods, if the sale price of our common stock reaches specified thresholds; (2) during specified periods, if the trading price of the notes falls below specified thresholds; (3) if we have called the notes for redemption and the redemption has not yet occurred; (4) upon the occurrence of specified corporate transactions; or (5) during any period in which the credit rating assigned to the notes by S&P or Moody's falls below a specified rating or the notes are rated by neither S&P nor Moody's. See "Description of Notes—Conversion Rights."
For each $1,000 principal amount of notes surrendered for conversion, a holder will receive 56.0303 shares of our common stock, subject to adjustment. This represents an initial conversion price of approximately $17.85 per share. Notes or portions of notes in integral multiples of $1,000 principal amount called for redemption may be surrendered for conversion until the close of business on the second business day prior to the redemption date.
Upon conversion, a holder will not receive any separate cash payment of interest (including contingent interest, if any, but excluding, if there is a registration default existing at the time of such conversion, additional interest) unless such conversion occurs between a regular record date and the interest payment date to which it relates. Instead, accrued but unpaid interest (including contingent interest, if any, but excluding, if there is a registration default existing at the time of such conversion, additional interest) will be deemed paid by the shares of common stock received by the holder on conversion. Notes surrendered for conversion between a record date and interest payment date must be accompanied by funds equal to the amount of interest (including contingent interest, if any) payable on the notes so converted on the next succeeding interest payment date; provided that no such payment need be made (1) if Walter Industries has specified a redemption date or a repurchase date relating to a fundamental change that is after a record date and prior to the next interest payment date or (2) to the extent of any overdue interest (including any contingent interest and additional interest, if any) if any overdue interest exists at the time of conversion with respect to such note.
The conversion rate is subject to adjustment if certain events occur, but will not be adjusted for accrued interest (including contingent interest and additional interest, if any). See "Description of Notes—Conversion Rights — Conversion Rate Adjustments."

In lieu of delivering shares of our common stock upon conversion of all or any portion of the notes, we may elect to pay holders cash or a combination of cash and shares of our common stock for the notes surrendered for conversion. See "Description of Notes—Conversion Rights—Payment upon Conversion."
Redemption of Notes at Our Option
On or after May 6, 2011, we may redeem for cash some or all of the notes at redemption prices specified under the heading "Description of Notes—Optional Redemption by Walter Industries," plus any accrued and unpaid interest (including contingent interest and additional interest, if any) to, but excluding, the redemption date.
Repurchase of Notes at the Option of the Holder
You may require us to repurchase for cash all or a portion of your notes on May 1, 2014 and May 1, 2019 at 100% of their principal amount plus any accrued and unpaid interest (including contingent interest and additional interest, if any) to, but excluding, the repurchase date.
Fundamental Change	Upon the occurrence of a fundamental change (as defined in this prospectus) at any time prior to maturity, you may require us to repurchase for cash all or a portion of your notes at 100% of their principal amount plus any accrued and unpaid interest (including contingent interest and additional interests, if any) to, but excluding, the fundamental change repurchase date. However, upon the occurrence of a fundamental change, we may not have enough available cash or be able to obtain third-party financing to make such repurchases of notes.
Registration Rights	Pursuant to a registration rights agreement that we entered into with the initial purchasers for the benefit of holders, we filed a shelf registration statement with the SEC with respect to the resale of the notes and the shares of our common stock issuable upon conversion of the notes. We have agreed to use our reasonable best efforts to cause that registration statement to become effective within 210 days after the original issuance of the notes.
If the registration statement has not become effective within, or is not kept effective for, the time periods set forth in this prospectus, we will be required to pay additional interest to holders of the notes. See "Description of Notes —Registration Rights."
Use of Proceeds	We will not receive any proceeds from the sale by selling securityholders of the notes or shares of common stock issuable upon conversion of the notes.

U.S. Federal Income Tax Considerations
The notes and the common stock issuable upon conversion of the notes will be subject to special and complex U.S. federal income tax rules. Investors are urged to consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the notes and common stock issuable upon conversion of the notes. See "Risk Factors—You should consider the U.S. federal income tax consequences of owning the notes" and "Certain U.S. Federal Income Tax Considerations."
Form and Denomination	The notes are issued in fully registered form in minimum denominations of $1,000 principal amount and any integral multiple of $1,000.
Trading	The notes will not be listed on any securities exchange or included in any automated quotation system. However, the notes are designated for inclusion in The PORTAL Market. There is no established trading market for the notes.
NYSE Symbol for Common Stock	Our common stock is listed on the NYSE under the symbol "WLT."
Risk Factors	See "Risk Factors" beginning on page 7, and other information included or incorporated by reference in this prospectus for a discussion of the factors you should carefully consider.

RISK FACTORS

        Before purchasing the notes you should carefully consider the following risk factors, the other information contained in this prospectus and the information incorporated by reference herein in order to evaluate an investment in the notes.

Risk Related to the Business

The industries in which we operate are significantly affected by changes in general and local economic conditions and other factors beyond our control which could depress demand for our products.

        Certain of the industries in which we operate are cyclical and have experienced significant difficulties in the past. Our financial performance depends, in large part, on varying conditions in the markets we serve, which fluctuate in response to various factors beyond our control.

        Demand in the homebuilding and financing businesses are affected by changes in general and local economic conditions, such as interest rates, housing costs, migration patterns, employment levels, job growth and consumer confidence. An oversupply of alternatives to new homes, such as rental properties and used homes, could depress prices and reduce margins for the sale of new homes. Higher interest rates generally increase the cost of mortgage loans to customers and therefore reduce demand for new homes and mortgage loans. Almost all purchasers of our homes require mortgage financing for a substantial portion of the purchase price. In times of low interest rates and increased availability of mortgage funds, the volume of home sales by JWH may be expected to decrease as additional competition is able to enter the market. Recently, interest rates have been increasing from historically low levels. Lastly, weather conditions and natural disasters, such as the recent hurricanes in Florida and other portions of the southeastern United States, tornadoes, floods and fires, can harm the local homebuilding business. This risk is exacerbated by our concentration in a limited number of states.

        The sales of the products of U.S. Pipe are dependent upon the rate of residential and non-residential building construction and other forms of construction activity, and are thus subject to general economic conditions, the underlying need for construction projects, interest rates and governmental incentives provided to public works projects. In addition, a significant percentage of our ductile iron pressure pipe products are ultimately used by municipalities or other governmental agencies in public water transmission and collection systems. As a result, sales by U.S. Pipe could be impacted adversely by declines in the number of projects planned by public water agencies, government spending cuts, general budgetary constraints, difficulty in obtaining necessary permits or the inability of government entities to issue debt. It is not unusual for water projects to be delayed and rescheduled for a number of reasons, including changes in project priorities and difficulties in complying with environmental and other government regulations.

        The prices at which JWR sells coal and natural gas are largely dependent on prevailing market prices for those products. We have experienced significant price fluctuations in our coal and natural gas businesses and we expect that such fluctuations will continue. Demand for and, therefore, the price of coal and natural gas are driven by a variety of factors such as availability, price, location and quality of competing sources of coal or natural gas, availability of alternative fuels or energy sources, government regulation and economic conditions. In addition, reductions in the demand for metallurgical coal are caused by reduced steel production by our customers, increases in the use of substitutes for steel (such as aluminum, composites or plastics) and the use of steel-making technologies that use less or no metallurgical coal. Demand for steam coal is primarily driven by the consumption patterns of the domestic electrical generation industry, which, in turn, is influenced by demand for electricity and technological developments. Demand for natural gas is also affected by storage levels of natural gas in North America and consumption patterns, which can be affected by weather conditions. We estimate that a 10% decrease in the price in natural gas in 2003 would have resulted in a reduction in pre-tax income of approximately $3.4 million in that year. Occasionally we utilize derivative commodity instruments to manage fluctuations in natural gas prices, and we currently have one open contract to hedge anticipated sales of JWR's natural gas. The contract hedges 200,000 mmbtu's per month from June 2004 to September 2004.

Shortages or price fluctuations in raw materials and labor could delay, or increase the cost of, construction or production and adversely affect our results of operations.

        Most of the industries in which we operate require significant amounts of raw materials and labor and, therefore, shortages or increased costs of raw materials and labor could adversely affect our business or results of operations.

        Our homebuilding operations rely on the availability of lumber, drywall, cement and other building materials. The availability and market prices of these materials are influenced by various factors that are beyond our control. Shortages of, and price increases for, such materials have occurred in the past and may occur in the future. For example, we have experienced increases in the cost of lumber in the first half of 2004. Further, if we are unable to secure a proper level of skilled labor for our homebuilding operations and we are therefore unable to build as many houses or build as cost effectively, our levels of revenue and net income may be reduced.

        Scrap metal currently represents approximately 40% of our cost of sales in our Industrial Products business. At times, scrap metal pricing can be highly volatile due to a number of factors beyond our control, including domestic and foreign scrap metal demand, trade restrictions, currency exchange rates and general economic conditions. The price of scrap iron has historically averaged $110 per net ton or less in cost, but averaged in excess of $145 per ton in 2003. This volatility can significantly affect our cost of sales. For example, we estimate that a 10% increase in fiscal 2004 in the cost of scrap iron would result in an increase of approximately $10.7 million in our cost of sales for that period. Any increase in scrap metal prices that is not offset by increases in our prices could increase our cost of sales and decrease our overall net income.

        The difficulties described above could cause us to incur more costs to build homes or produce pipes. We may not be able to recapture increased costs by raising prices because in many cases we fix our prices in advance by signing sales contracts for homes and ductile iron pipe. Any of these risks may diminish demand for our products and our overall levels of revenue and net income.

We face significant competition in many of the industries in which we operate.

        The homebuilding industry is highly competitive and fragmented. We compete in each of our markets with numerous national, regional and local builders. Some of these builders have greater financial resources, more experience, more established market positions and lower costs of capital, labor and material than us. We compete for customers, raw materials and skilled subcontractors. We also compete with resales of existing homes and available rental housing. Our financing operations are subject to competition from third-party providers, many of which are substantially larger, may have a lower cost of funds or overhead than we do and may focus exclusively on providing such services.

        The ductile iron pipe industry is highly competitive. We compete on the basis of price, quality and ease of maintenance. Our industry experienced intense pricing competition in 2002. In addition, our products compete with water and wastewater transmission and collection pipe manufactured from other products, including polyvinylchloride (PVC), high density polyethylene (HDPE), concrete, fiberglass, reinforced plastic or steel. If we experience cost increases in raw material, labor and overhead specific to our industry or the location of our facilities, while competing products or companies do not experience similar changes, we could experience a change in the demand, price and profitability of our ductile iron pipe products.

        Our coal business faces competition from foreign producers that sell their coal in the United States and in the export market and, therefore, fluctuations in exchange rates will affect the demand for coal we produce. If our competitors' currencies decline against the U.S. dollar or against our customers' currencies, those competitors may be able to offer lower prices to our customers.

Furthermore, if the currencies of our overseas customers were to significantly decline in value in comparison to the U.S. dollar, those customers may seek decreased prices for the coal we sell to them. Both of these factors could reduce our profitability or result in lower coal sales.

Our revenues are seasonal due to weather conditions and the level of construction activity at different times of the year; we may not be able to generate revenues that are sufficient to cover our expenses during certain periods of the year.

        The homebuilding industry and the ductile iron pipe industry are moderately seasonal, with lower production capacity and lower sales in the winter months. This seasonality in demand has resulted in fluctuations in our revenues and operating results. Because much of our overhead and expenses are fixed payments, seasonal trends can cause reductions in our overall profit margin and financial condition, especially during our slower periods.

We are exposed to increased risks of delinquencies, defaults and losses on mortgages and loans associated with our strategy of providing credit or loans to lower credit grade borrowers.

        We specialize in originating, securitizing and servicing mortgage notes and loans (which we refer to as "mortgage assets") to credit-impaired borrowers who are generally unable to qualify for loans from conventional mortgage sources due to loan size, credit characteristics or documentation standards. We are subject to various risks associated with the lower credit homeowners to whom we lend funds, including, but not limited to, the risk that these borrowers will not pay interest and principal when due, and that the value received from the sale of the borrower's home in a repossession will not be sufficient to repay the borrower's obligation to us. Delinquencies and defaults typically cause reductions in our interest income and our net income. If delinquency rates and losses are greater than we expect:

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  the fair market value of the mortgage assets pledged as collateral for warehouse borrowings, and the value of our ownership interest in the securitizations, may decline;

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  we may be unable to obtain financing or continue to securitize loans on attractive terms, or at all; or

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  the reserves that we establish for such losses may be insufficient, which could depress our business, financial condition, liquidity and net income.

        During economic slowdowns or recessions, mortgage and loan delinquencies and defaults generally increase. In addition, significant declines in market values of residences securing mortgages and loans reduce homeowners' equity in their homes. The limited borrowing power of our customers increases the likelihood of delinquencies, defaults and credit losses on foreclosure. Many of our borrowers have limited access to consumer financing for a variety of reasons, including a relatively high level of debt service, lower credit scores, higher loan-to-value ratios of the mortgage assets, past credit write-offs, outstanding judgments or prior bankruptcies. As a result, the actual rate of delinquencies, repossessions and credit losses on our loans are often higher under adverse economic conditions than those experienced in the mortgage loan industry in general.

        After a default by a borrower, we evaluate the cost effectiveness of repossessing the property. Such default may cause us to charge our allowances for credit losses on our loan portfolio. Any material decline in real estate values increases the loan-to-value ratios of our loans and the loans backing our mortgage related securities. This weakens collateral values and the amount, if any, obtained upon repossessions. If we must take losses on a mortgage or loan backing our mortgage related securities or loans that exceed our allowances, our financial condition, net income and cash flows could suffer.

We depend on short-term borrowings to fund our mortgage origination business which exposes us to liquidity risks.

        We depend on short-term borrowings to warehouse mortgage assets that are originated by our homebuilding subsidiaries and purchased by Mid-State and originated and purchased by WMC. Therefore, we rely on our ability to renew or replace our maturing short-term borrowings on a continuous basis. Since 1995, we have relied on one lender to provide our $400.0 million variable funding loan facility. If our lender does not allow us to renew our borrowings or we cannot replace maturing borrowings on favorable terms or at all, we might have to sell our mortgage-related assets under adverse market conditions, or we might not be able to continue to originate mortgage assets, which would significantly harm our net income and may result in material losses.

        We pay interest on our borrowings under the variable funding loan facility at a floating rate based on short-term rates, and, therefore, increases in short-term interest rates will increase the cost of our facility. In addition, if the regulatory capital requirements imposed on our lender changes, it may significantly increase the cost of the variable funding loan facility. Increases in the cost of our facility may prevent us from continuing to originate mortgage assets.

        The amount of financing we receive under our variable funding loan facility is directly related to the lender's valuation of the mortgage assets that secure the outstanding borrowings. Our lender has the ability to re-evaluate the market value of the mortgage assets that secure our outstanding borrowings under certain circumstances. In the event the lender determines that the value of the mortgage assets has decreased, it has the right to initiate a margin call. A margin call would require us to transfer additional mortgages to the lender (without any advance of funds from the lender for such transfer of mortgages) or to repay a portion of the outstanding borrowings. Any such margin call could cause our mortgage origination business, net income and liquidity to decline significantly.

Our strategy of securitizing our mortgage assets makes us dependent on the capital markets for liquidity and cash flow and exposes us to substantial risks.

        We rely on our securitizations to generate cash for repayment of borrowings under our variable funding loan facility, origination of new mortgage loans and general working capital purposes. We may not succeed in securitizing mortgages that we currently have outstanding under our warehouse credit facility or that we originate in the future. Our inability to continue to successfully securitize our mortgage assets on favorable terms would significantly impair our mortgage origination business and reduce our profitability.

        Our ability to complete securitizations of our mortgage assets at favorable prices or at all will depend on a number of factors, including:

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  the historical performance of the portfolio of mortgage assets we originate;

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  the ratings of our securities;

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  the availability of credit enhancement on acceptable economic terms or at all;

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  conditions in the capital markets generally and conditions in the asset-backed securities market specifically; and

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  general economic conditions.

        Significant increases in interest rates may reduce our ability to securitize our mortgage assets and could negatively impact our profitability and cash flow. The interest rates that we receive on our mortgage assets are fixed between 12 and 18 months before we complete a securitization. If interest rates increase significantly during this time, the net interest margin we realize would be impaired and reduce profitability and cash flow. In addition, we may be required to pledge additional collateral to meet over-collateralization requirements, which could decrease the value of our ownership interests and have a negative impact on our cash flow.

Our mortgage-backed and asset-backed securitizations require over-collateralization and credit enhancement, which may decrease our cash flow and net income.

        Our securitizations typically have over-collateralization requirements that may decrease the value of our ownership interests in our securitizations and have a negative impact on our cash flow. Generally, if the mortgage assets of a securitization trust perform poorly, the over-collateralization feature of the securitization directs excess cash flow from the securitized pool of mortgage assets to the senior securities of the trust. During any period in which this happens we may not receive any cash distributions from such mortgage assets. In addition, the pool of mortgage assets of a securitization must meet certain performance tests based on delinquency levels, losses and other criteria in order for us to receive excess cash flow. If these performance tests, or significant terms regarding the calculation of such tests, are not satisfied, we would not be permitted to receive excess cash flow from the securitizations. Material variations in the rate or timing of our receipt of cash distributions from these mortgage assets may adversely affect our mortgage origination business and net income and may affect our overall financial condition.

        Furthermore, all of our completed securitizations have used credit enhancement to improve the prices at which we issued our mortgage-backed and asset-backed notes. We currently expect that the credit enhancement for the senior tranches we issue in the future will be primarily in the form of subordination of certain tranches, financial guaranty insurance policies for the assets or both. The market for any subordinate securities we issue could become temporarily illiquid or trade at steep discounts, thereby reducing the proceeds we receive from a securitization of mortgage assets. If we use financial guaranty insurance policies and the cost of these insurance policies increases, our net interest income will be reduced. Such credit enhancement features may not be available at costs that would allow us to achieve profitable levels of net interest income from the securitizations of our mortgage assets.

We are subject to various environmental laws, which may require us to incur substantial costs, thereby reducing our profits.

        We are subject to a wide variety of laws and regulations concerning the protection of the environment, both with respect to the construction and operation of many of our plants, mines and other facilities, and with respect to remediating environmental conditions that may exist at our own and other properties. Certain of our facilities have been in operation for many years and, over time, we and predecessor operators of these facilities may have generated, used, handled and disposed of hazardous and other regulated wastes. Environmental liabilities could exist, including cleanup obligations at these or at other locations where materials from our operations were disposed of, which could result in future expenditures that cannot be currently quantified and which could reduce our profits. In addition, because environmental laws and regulations continue to evolve, and because conditions giving rise to obligations and liabilities under environmental laws are in some circumstances not readily identifiable, it is difficult to forecast the amount of such future environmental expenditures or the effects of changing standards on future business operations. We believe that we are in substantial compliance with existing federal, state and local environmental laws and regulations. Failure to comply with environmental laws, regulations and permits, or changes in such laws, including the imposition of more stringent standards for discharges into the environment, could result in substantial operating costs and capital expenditures in order to maintain compliance and could also include fines and civil or criminal sanctions, third party claims for property damage or personal injury, cleanup costs or temporary or permanent discontinuance of operations. Such expenditures may be material in the future. Expenditures charged to the statement of operations for compliance of ongoing operations and for remediation of environmental conditions arising from past operations in the years ended December 31, 2003, 2002 and 2001, were approximately $10.8 million, $5.8 million and $7.8 million, respectively. Capital expenditures for environmental requirements are anticipated to average approximately $2.3 million per year in the next five years. Ongoing environmental liabilities include ground water cleanup at U.S. Pipe's

Burlington, New Jersey plant. U.S. Pipe has implemented an Administrative Consent Order for its Burlington plant which requires soil and ground water cleanup. U.S. Pipe has completed the required soil cleanup and is continuing to address ground water issues at this site. In addition, U.S. Pipe has been identified as a potentially responsible party ("PRP") by the Environmental Protection Agency ("EPA") under the Federal Comprehensive Environmental Response, Compensation and Liability Act with respect to cleanup of hazardous substances in Anniston, Alabama. The EPA is currently conducting an inquiry with respect to the site but has not made a settlement demand on the PRPs. Civil litigation in respect of the site is also ongoing.

Our homebuilding operations expose us to a variety of risks including liability for action of third parties.

        We are exposed to a variety of risks associated with construction activities, including shortages of raw materials or labor, cost overruns, unforeseen environmental or engineering problems and natural disasters, any of which could delay construction and result in a substantial increase in our expenses. In addition, we contract with unaffiliated subcontractors to construct our homes. Although the timing and quality of our construction depends on the availability, skill and cost of these subcontractors, we are responsible for the performance of the entire contract, including work assigned to these subcontractors. Any construction delays or cost increases could harm our operating results, the impact of which may be further affected by our inability to raise sales prices.

Economic conditions in Texas, North Carolina, Mississippi, Alabama and Florida have a material impact on our profitability because we conduct a significant portion of our business in these markets.

        We presently conduct a significant portion of our homebuilding and financing businesses in the Texas, North Carolina, Mississippi, Alabama and Florida markets. As a result of weaker economic conditions in these markets, home prices and sales activities have declined from time to time and rates of loss and delinquency on mortgage assets have increased from time to time. Furthermore, precarious economic and budget situations at the state government level may depress the market for our homes or hinder the ability of our customers to repay their obligations in areas in which we conduct the majority of our homebuilding or financing operations. Our concentration of homebuilding or mortgage assets in such markets may cause our profitability to decline.

We may be subject to claims for damages for defective products, which could decrease our net income.

        We warrant our homebuilding and pipe products to be free of certain defects. As a homebuilder, we are subject in the ordinary course of our business to product liability and home warranty claims. We warrant our pipe to be free of defects. Because of the long useful life of our products, it is possible that latent defects might not appear for several years. Losses may result or be alleged to result from defects in our products, which could subject us to claims for damages, including consequential damages. The insurance that we maintain may not be available on terms acceptable to us in the future and such coverage may not be adequate for liabilities actually incurred. Any claims relating to defective products that result in liability exceeding our insurance coverage could raise costs and expenses and reduce our net income. Further, claims of defects could result in adverse publicity against us, which could lower our sales and harm our business.

Our failure to retain our current customers and renew our existing customer contracts could adversely affect our business.

        A significant portion of our sales of ductile iron pipe, coal and methane gas are to long-term customers. The success of these businesses depends on our ability to retain our current clients, renew our existing customer contracts when required and solicit new customers. Our ability to do so generally depends on a variety of factors, including the quality and price of our products, our ability to market these products effectively and the level of competition we face. In 2003, approximately 21% of U.S. Pipe's sales were to one customer, Hughes Supply, Inc., with whom we do not have a written contract.

The most significant contract of JWR is its contract with Alabama Power Company, which provides for the purchase of approximately 1.8 million tons of coal per year through December 31, 2005. Most of our remaining coal sales are made under supply contracts for fixed prices that are typically one year in length. We may not be able to renew existing customer contracts at all or at the same or higher rates. Our current customers may turn to competitors, cease operations or terminate contracts with us. In addition, we may not be able to attract new customers. The failure to renew a significant number of our existing contracts without replacing lost business would significantly diminish our sales and profitability.

If transportation for our ductile iron pipe products or coal becomes unavailable or uneconomic for our customers, our ability to sell ductile iron pipe products or coal could suffer.

        Transportation costs represent a significant portion of the total cost of ductile iron pipe and coal and, as a result, the cost of transportation is a critical factor in a customer's purchasing decision. Increases in our transportation costs could make our ductile iron pipe products or coal less competitive with the same or alternative products from competitors with lower transportation costs.

        We typically depend upon rail, barge, trucking and other systems to deliver our products to customers. While our customers typically arrange and pay for transportation from our factory or mine to the point of use, disruption of these transportation services because of weather-related problems, strikes, lock-outs or other events could temporarily impair our ability to supply our products to our customers thereby resulting in lost sales and reduced profitability. All of our mines are served by only one rail carrier, which increases our vulnerability to these risks.

The government extensively regulates our mining operations, which imposes significant costs on us, and future regulations could increase those costs or limit our ability to produce coal.

        Federal, state and local authorities regulate the coal mining industry with respect to matters such as employee health and safety, permitting and licensing requirements, air quality standards, water pollution, plant and wildlife protection, reclamation and restoration of mining properties after mining is completed, the discharge of materials into the environment, surface subsidence from underground mining, and the effects that mining has on groundwater quality and availability. In addition, we are subject to significant legislation mandating specified benefits for retired coal miners. Numerous governmental permits and approvals are required for mining operations. We are required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of coal may have upon the environment. Compliance with these regulations may be costly and time-consuming and may delay commencement or continuation of exploration or production operations. The possibility exists that new legislation and/or regulations and orders may be adopted that may materially adversely affect our mining operations, our cost structure and/or our customers' ability to use coal. New legislation or administrative regulations (or judicial interpretations of existing laws and regulations), including proposals related to the protection of the environment that would further regulate and tax the coal industry, may also require us or our customers to change operations significantly or incur increased costs.

        In addition, the United States and over 160 other nations are signatories to the 1992 Framework Convention on Climate Change, which is intended to limit emissions of greenhouse gases, such as carbon dioxide. In December 1997, in Kyoto, Japan, the signatories to the convention established a binding set of emission targets for developed nations. Although the specific emission targets vary from country to country, the United States would be required to reduce emissions to 93% of 1990 levels over a five-year budget period from 2008 through 2012. Although the United States has not ratified the emission targets and no comprehensive regulations focusing on U.S. greenhouse gas emissions are in place, these restrictions, whether through ratification of the emission targets or other efforts to stabilize or reduce greenhouse gas emissions, could adversely impact the price of and demand for coal.

Coal mining is subject to inherent risks and is dependent upon many factors and conditions beyond our control, which may cause our profitability and our financial position to decline.

        Coal mining is subject to inherent risks and is dependent upon a number of conditions beyond our control that can affect our costs and production schedules at particular mines. These risks and conditions include:

  •
  unexpected equipment or maintenance problems;

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  variations in geological conditions;

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  natural disasters;

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  underground mine floodings;

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  environmental hazards;

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  industrial accidents;

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  explosions caused by the ignition of coal dust or other explosive materials at our mines sites; and

  •
  fires caused by the spontaneous combustion of coal.

        These risks and conditions could result in damage to or the destruction of mineral properties or production facilities, personal injury or death, environmental damage, delays in mining, monetary losses and legal liability. For example, an explosion and fire occurred in Mine No. 5 in September 2001. The accident caused extensive damage to the mine and resulted in the deaths of thirteen employees. Insurance coverage may not be available or sufficient to fully cover claims which may arise from these risks and conditions. We have also experienced adverse geological conditions in our mines, such as variations in coal seam thickness, variations in the competency and make-up of the roof strata, fault-related discontinuities in the coal seam and the potential for ingress of excessive amounts of methane gas or water. Such adverse conditions may increase our cost of sales and reduce our profitability, and may cause us to decide to close a mine. Any of these risks or conditions could have a negative impact on our profitability, the cash available from our operations and our financial position.

Work stoppages or other labor disruptions at our operations or those of our key customers or service providers could weaken our profitability and financial condition.

        The majority of our employees within the Industrial Products and Natural Resources businesses are unionized and we have a risk of work stoppages as the result of strike or lockout. The majority of our employees at U.S. Pipe are members of the United Steelworkers of America and the Glass, Molders, Pottery, Plastics and Allied Workers. Five of our collective bargaining agreements at two U.S. Pipe locations expire in 2004, while seven collective bargaining agreements at our other three locations expire in 2005. The majority of employees of JWR are members of United Mine Workers of America ("UMWA"). Normally, our negotiations with the UMWA follow the national contract negotiated with the UMWA by the Bituminous Coal Operators Association. The collective bargaining agreement expires December 31, 2006. At our Sloss Industries subsidiary, our contract with the United Steelworkers of America expires December 6, 2005. We experienced an economic strike at Sloss at the end of 2001 that lasted for eight months. Future work stoppages, labor union issues or labor disruptions at our key customers or service providers could impede our ability to produce and deliver our products, to receive critical equipment and supplies or to collect payment. This may increase our costs or impede our ability to operate one or more of our operations.

Our expenditures for postretirement benefit and pension obligations are significant and could be materially higher than we have predicted if our underlying assumptions prove to be incorrect.

        We provide a range of benefits to our employees and retired employees, including pensions and postretirement healthcare. We record annual amounts relating to these plans based on calculations specified by generally accepted accounting principles, which include various actuarial assumptions. As of December 31, 2003, we estimate that our pension plans' aggregate accumulated benefit obligation had a present value of approximately $361.1 million, and our fair value of plan assets was approximately $259.3 million. In respect of the funding obligations for our plans, we must make minimum cash contributions on a quarterly basis. Our estimated minimum funding obligation relating to these plans in 2004 is $15.9 million, of which approximately $14.0 million was paid in January 2004. We expect that our minimum funding obligations in each of fiscal 2005 and 2006 will be approximately $2.0 million and $13.0 million, respectively. As of September 30, 2003, we estimate that our postretirement health care and life insurance plans' aggregate accumulated benefit obligation had a present value of approximately $254.0 million, and such benefits are not required to be funded. We have estimated these obligations based on assumptions described under the heading "Critical Accounting Policies and Estimates—Employee Benefits" in "Management's Discussion and Analysis of Results of Operations and Financial Condition" and in the notes to our consolidated financial statements incorporated herein by reference. Assumed health care cost trend rates, discount rates, expected return on plan assets and salary increases have a significant effect on the amounts reported for the pension and health care plans. If our assumptions do not materialize as expected, cash expenditures and costs that we incur could be materially higher. Moreover, regulatory changes could increase our obligations to provide these or additional benefits.

        In addition, certain of our subsidiaries participate in multiemployer pension plan trusts established for union employees. Contributions to these funds could increase as a result of future collective bargaining with the UMWA, a shrinking contribution base as a result of the insolvency of other coal companies who currently contribute to these funds, lower than expected returns on pension fund assets, or other funding deficiencies. We have no current intention to withdraw from any multiemployer pension plan, but if we were to do so, under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), we would be liable for a proportionate share of the plan's unfunded vested benefit liabilities upon our withdrawal. At December 31, 2003, the two multiemployer plans in which we participate were underfunded; however, the amount of the unfunded vested benefit liabilities allocable to us is not currently available.

We self-insure workers' compensation and certain medical and disability benefits, and greater than expected claims could reduce our profitability.

        We are self-insured for workers' compensation benefits for work-related injuries. Workers' compensation liabilities, including those related to claims incurred but not reported, are recorded principally using annual valuations based on discounted future expected payments using historical data of the division or combined insurance industry data when historical data is limited. In addition, JWR is responsible for medical and disability benefits for black lung disease under the Federal Coal Mine Health and Safety Act of 1969, as amended, and is self-insured against black lung related claims. We perform an annual evaluation of the overall black lung liabilities at the balance sheet date, using assumptions regarding rates of successful claims, discount factors, benefit increases and mortality rates, among others.

        Based on the actuarially determined present value of workers' compensation liabilities and black lung liabilities using a discount factor of 6.35% and 7.25% for 2003 and 2002, respectively, we have recorded aggregate liabilities of $53.0 million and $44.7 million in other long-term liabilities as of December 31, 2003 and 2002, respectively. A one-percentage-point increase in the discount rate on the discounted claims liability would decrease our aggregate liability by $2.3 million, while a one-percentage-point decrease in the discount rate would increase our aggregate liability by $2.5 million.

        If the number or severity of claims for which we are self insured increases, or we are required to accrue or pay additional amounts because the claims prove to be more severe than our original assessment, our operating results could be reduced.

The instruments governing our existing indebtedness contain covenants that may restrict our ability to operate, prevent us from fulfilling our obligations under the notes and impair our financial condition.

        As of June 30, 2004, we had total consolidated debt of approximately $2.0 billion, including approximately $12.3 million of borrowings outstanding under our senior secured revolving credit facility and approximately $1.8 billion of borrowings outstanding under various warehouse and mortgage-backed and asset-backed debt issued by the Trusts, which are non-recourse to Walter Industries and its subsidiaries. For the fiscal year ended December 31, 2003, our interest expense was $151.9 million, of which $22.6 million was attributable to senior debt of Walter Industries. We estimate that an increase of 1.0% in short-term interest rates would have increased our interest expense by approximately $2.4 million for that year. For the six month period ended June 30, 2004, our interest expense was $72.2 million, of which $10.2 million was attributable to senior debt and senior subordinated debt of Walter Industries. Our ability to meet debt service obligations will be dependent upon our future performance, which, in turn, will be subject to general economic conditions and financial, competitive, business and other factors, including factors beyond our control. Unexpected declines in our future business, increases in interest rates, our inability to borrow additional funds for our operations if and when required or increases in our future minimum pension funding obligations could impair our ability to meet our debt service obligations and could therefore have a material adverse effect on our business and future prospects. Additional debt or equity funds may not be available if and when required or may not be available on terms that are favorable to us.

        Our existing indebtedness could impair our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes, restrict our flexibility in responding to changing business and economic conditions or make us more vulnerable to changes in general economic conditions. In addition, our existing debt obligations impose, and the terms of any future debt obligations may impose, restrictions on our operations and activities. The most significant restrictions relate to our ability and that of our subsidiaries to borrow or guarantee additional indebtedness, pay dividends on stock or make certain other restricted distributions or payments, make certain investments, enter into transactions with our affiliates, create liens, repurchase our stock, sell substantially all of our assets or consolidate or merge with other companies. The instruments governing our indebtedness also require us to comply with certain financial covenants. If we fail to comply with any of these restrictions or covenants, the trustees or the banks, as appropriate, could cause our debt to become due and payable prior to maturity. These covenants may prevent us from financing our future operations or pursuing future business opportunities.

The terms of our existing indebtedness allow us to incur additional debt.

        Under the terms of our senior secured revolving credit facility, existing notes and the indenture relating to the notes, we have the ability, subject to our debt covenants, to incur additional amounts of debt in the future. Subject to the debt covenants contained in our senior secured revolving credit facility, we and our subsidiaries are permitted to borrow substantial amounts of other secured and senior indebtedness in the future. These debt covenants require us to maintain a consolidated leverage ratio at all times of no greater than 2.75 to 1.00; a consolidated interest coverage ratio as of the end of each four-quarter period of at least 3.50 to 1.00; and a consolidated fixed charge coverage ratio as of the end of each four-quarter period of at least 1.25 to 1.00. As of June 30, 2004, our senior secured revolving credit facility would have permitted, subject to these debt covenants, up to approximately $168.6 million of additional borrowings.

        Any additional indebtedness we may incur in the future could provide its holders with rights that are superior to those associated with our existing indebtedness, including the notes. Additionally, the incurrence of additional indebtedness could magnify the risks described above.

Risk Related to the Notes and the Common Stock

Your right to receive payments on the notes will be junior to our existing and future senior indebtedness and effectively junior to our subsidiaries' existing and future indebtedness and other liabilities.

        The notes are general unsecured, senior subordinated obligations of Walter Industries, Inc. Accordingly, the notes rank junior to all of our existing and future secured and senior indebtedness and rank equal in priority with any future senior subordinated indebtedness that we may incur. As of June 30, 2004, we had approximately $187.3 million of senior and senior subordinated debt outstanding (approximately $12.3 million of which consisted of borrowings under our senior secured revolving credit facility).

        The notes also rank effectively junior to all existing and future indebtedness and other liabilities of our subsidiaries, including their guarantees of our obligations under our senior secured revolving credit facility. As of June 30, 2004, Walter Industries' subsidiaries had zero indebtedness outstanding (excluding (i) intercompany indebtedness, (ii) guarantees under our senior secured revolving credit facility and (iii) mortgage-backed and asset-backed notes and a variable funding loan facility, both of which are non-recourse to Walter Industries and its subsidiaries) and other liabilities of approximately $676.5 million. The notes rank effectively junior to such liabilities of approximately $676.5 million. As of June 30, 2004, our senior secured revolving credit facility would have permitted up to approximately $168.6 million of additional borrowings, subject to compliance with the covenants and conditions to borrowing thereunder, which borrowings would be senior to the notes. Subject to the covenants contained in our senior secured revolving credit facility, we and our subsidiaries are permitted to borrow substantial amounts of other secured and senior indebtedness in the future.

        As a result of this subordination, upon any distribution to our creditors in a bankruptcy, liquidation, reorganization or similar proceedings relating to us or our property, the holders of senior indebtedness will be entitled to be paid in full before any amounts owed under the notes may be paid. If we were unable to repay such indebtedness, the lenders could foreclose on substantially all of our assets that serve as collateral. Our assets may not be sufficient to assure payment for the notes offered hereby after such payment. Moreover, we may not pay any amount owed under the notes, or repurchase, redeem or otherwise retire the notes, if any payment default on our senior indebtedness occurs, unless the default has been cured or waived, the senior indebtedness is repaid in full or the holders of the senior indebtedness consent to the payment. In addition, if any other default exists with respect to senior indebtedness and specified other conditions are satisfied, at the option of the holders of that senior indebtedness, we may be prohibited from making payments on the notes for a designated period of time. As a result, holders of the notes may not receive all amounts owed to them and may receive less, ratably, than holders of trade payables and other unsubordinated indebtedness in any such proceeding.

Our holding company structure may hinder our ability to meet our debt service obligations under the notes.

        Substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our ability to service our debt, including the notes, depends on the net income of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of management fees, dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.

Upon conversion of the notes, we may pay cash in lieu of issuing shares of our common stock or a combination of cash and shares of our common stock. Therefore, holders of the notes may receive no shares of our common stock or fewer shares than the number into which their notes are convertible.

        We have the right to satisfy our conversion obligation to holders by issuing shares of common stock, by paying the cash value of the common stock into which the notes are convertible, or by a combination thereof. Accordingly, upon conversion of all or a portion of the notes, holders may not receive any shares of our common stock, or they might receive fewer shares of common stock relative to the conversion value of the note. Further, our liquidity may be reduced to the extent that we choose to deliver cash rather than shares of common stock upon conversion of notes.

If we elect to settle upon conversion in cash or a combination of cash and common stock, there will be a delay in settlement.

        Upon conversion, if we elect to settle in cash or a combination of cash and our common stock, there will be a significant delay in settlement. In addition, because the amount of cash or common stock that a holder will receive in these circumstances will be based on the sales price of Walter Industries' common stock for an extended period between the conversion date and such settlement date, holders will bear the market risk with respect to the value of the common stock for such extended period. See "Description of Notes—Conversion Rights—Conversion Procedures—Payment Upon Conversion."

We may not have sufficient cash to repurchase the notes at the option of the holder or upon a fundamental change, which may increase your credit risk.

        On May 1, 2014 and May 1, 2019, and upon the occurrence of a fundamental change, holders of the notes have the right to require us to repurchase in cash all or any portion of their notes at a purchase price and on the conditions set forth in this prospectus. However, we may not have enough available cash or be able to obtain third-party financing at the time we are required to make repurchases of tendered notes. In addition, our senior secured revolving credit facility contains, and any future agreements governing our indebtedness may contain, certain covenants and terms which limit our and our subsidiaries ability to pay cash to the holders of the notes to repurchase the notes. If we are prohibited from repurchasing the notes pursuant to agreements governing our other indebtedness, we could seek the consent of our lenders to purchase the notes or could attempt to refinance this other indebtedness. We may be unable to obtain such a consent or be able to accomplish a refinancing. Our failure to repurchase tendered notes at a time when the repurchase is required by the indenture would constitute a default under the indenture. In addition, a default under the indenture or a fundamental change, in and of itself, could lead to a default under our senior secured revolving credit facility and other existing and future agreements governing our indebtedness. In these circumstances, the subordination provisions in the indenture governing the notes may limit or prohibit payments to you. If, due to a default, the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes.

The contingent conversion features of the notes could result in you receiving less than the value of the common stock into which a note is convertible.

        The notes are convertible into common stock only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to receive the value of common stock into which the notes would otherwise be convertible.

Our reported diluted earnings per share may be more volatile because of the contingent conversion provision of the notes or reported diluted earnings per share may include all shares underlying the notes regardless of the contingent conversion feature.

        Holders of the notes may convert the notes into our common stock (or, at our election, cash or a combination of cash and common stock), among other circumstances, in any fiscal quarter after the quarter ending June 30, 2004, if the last reported sale price of our common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the quarter preceding the quarter in which the conversion occurs is more than 130% of the conversion price per share of our common stock on such last trading day. On the basis of existing accounting rules, until this contingency or other conversion contingency is met, the shares underlying the notes would not be included in the calculation of diluted earnings per share. Should any conversion contingency be met, diluted earnings per share would be expected to decrease as a result of the inclusion of the underlying shares in the income per share calculation. An increase in volatility in our stock price could cause this condition to be met in one quarter and not in a subsequent quarter, increasing the volatility of reported diluted earnings per share.

        Notwithstanding the foregoing, the Emerging Issues Task Force of the Financial Accounting Standards Board recently announced its preliminary determination that the rules relating to contingently convertible securities should be changed and that the "if converted" method should be used in relation to such securities in calculating diluted earnings per share. In the event that the FASB adopts this rule change, our diluted earnings per share would be reduced in all cases by virtue of the inclusion of shares issuable upon conversion of the notes.

You should consider the U.S. federal income tax consequences of owning notes.

        Pursuant to the terms of the indenture, noteholders must treat the notes as "contingent payment debt instruments" subject to the contingent payment debt regulations. As a result, holders are required to include amounts in income, as original issue discount, in advance of cash such holder receives on a note, and to accrue interest on a constant yield to maturity basis at a rate comparable to the rate at which we would borrow in a fixed-rate, noncontingent, nonconvertible borrowing (which we have determined to be 7.75%, compounded semi-annually), even though the notes have a significantly lower yield to maturity. Holders will recognize taxable income significantly in excess of cash received while the notes are outstanding. In addition, holders will recognize ordinary interest income, if any, upon a sale, exchange, conversion or redemption of the notes at a gain; any loss will be ordinary loss to the extent of the interest previously included in income, and thereafter, a capital loss. Investors are urged to consult their own tax advisors as to the U.S. federal, state and other tax consequences of acquiring, owning and disposing of the notes and shares of common stock. See "Certain U.S. Federal Income Tax Considerations."

        If we increase the cash dividend on our common stock, an adjustment to the conversion rate may result, and you may be deemed to have received a taxable dividend subject to U.S. federal income tax without the receipt of any cash. If you are a non-U.S. Holder (as defined in "Certain U.S. Federal Income Tax Considerations"), such deemed dividend may be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable treaty. See "Certain U.S. Federal Income Tax Considerations."

There is no established trading market for the notes.

        There is no established trading market for the notes. Although the notes are designated for trading by qualified institutional buyers in The PORTAL Market, we do not intend to apply for listing of the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. As a result, an active trading market for the notes may not develop. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case, you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price. Future trading prices of the notes will depend on many factors, including:

  •
  our results of operations and financial condition;

  •
  our ability to have a resale registration statement covering the notes and the common stock issuable;

  •
  upon conversion of the notes declared effective by the SEC;

  •
  the number of holders of notes;

  •
  prevailing interest rates;

  •
  the interest of securities dealers in making a market; and

  •
  the market for similar securities.

        Historically, the markets for non-investment grade debt securities have been subject to disruptions that have caused volatility in prices. It is possible that the markets for the notes will be subject to disruptions. Any such disruptions may have a negative effect on you as a holder of the notes, regardless of our prospects and financial performance. Some of the initial purchasers have advised us that they intend to make a market in the notes, but they are not obligated to do so. Such initial purchasers may also discontinue market-making activities at any time, in their sole discretion, which could further negatively affect your ability to sell the notes or the prevailing market price at the time you choose to sell.

The trading prices of the notes will be significantly affected by the trading prices of our common stock.

        We expect that the trading prices of the notes in the secondary market will be significantly affected by the trading prices of our common stock. The market price of our common stock has historically fluctuated over a wide range, may continue to fluctuate in the future and may fall due to factors such as actual or anticipated fluctuations in our operating results, changes in financial estimates by securities analysts, economic and regulatory trends, general market conditions, rumors and other factors. Negative fluctuations in the market price of our common stock could adversely impact the trading price of the notes. This may result in greater volatility in the trading prices of the notes than would be expected for nonconvertible debt securities.

Low trading volumes could increase the volatility of our stock price.

        For the three-months ended September 27, 2004, an average of approximately 217,000 shares of our stock has traded on a daily basis. This trading volume is relatively low in comparison to other publicly-traded companies. Because of this relatively low average trading volume, it is possible that at times an increased demand for purchases without corresponding sellers or an increased supply of sellers of our stock without corresponding purchasers may magnify changes in the price of our stock. Increased demand or supply of our stock can be caused by the announcement of positive or negative company-specific events, such as variations in company earnings. For example, following the announcement of positive quarterly operating results, our trading volume may increase as new buyers decide to invest in our company or current investors decide to increase their investment. If trading volumes are not sufficient to meet the demand of these buyers, the price of our stock will increase. Similarly, following the announcement of negative quarterly operating results, trading volume may increase as current investors decide to decrease their investment or as other investors sell short. If trading volumes are not sufficient to meet the demand of these sellers, the price of our stock will decrease.

Future sales or the possibility of future sales of a substantial amount of our common stock may depress our stock price.

        We are not restricted from issuing additional common stock during the life of the notes. Our issuance of substantial amounts of common stock in the market after the offering of the notes, or the perception that we may issue substantial amounts of common stock, may depress the price of our common stock and, in turn, the price of the notes. In addition, as of June 30, 2004, there were 3,398,049 shares of our common stock underlying vested stock options eligible for sale. We currently have on file a registration statement covering the shares underlying these options. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock from time to time.

        Some of our existing stockholders, including four affiliates of Kohlberg Kravis Roberts & Co. (the "KKR Affiliates"), hold a significant number of shares of our common stock. The KKR Affiliates, have the right to require us to register the common stock held by them at any time pursuant to registration rights agreements to which we are a party and may also be able to sell their common stock in accordance with Rule 144 under the Securities Act. See "Description of Capital Stock-Registration Rights Agreements." If these existing stockholders sell shares of our common stock, the market price of our common stock could decline. The KKR Affiliates have exercised their right to demand registration of their shares of our common stock and we filed a registration statement for all of their shares on July 19, 2004.

        In addition, the existence of the notes may encourage short selling by market participants, in part because the conversion of the notes could depress the price of our common stock, which will further depress the price of our common stock.

If you hold notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

        If you hold notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but the common stock that you receive upon conversion of the notes will be subject to all changes affecting our common stock. You will have rights with respect to our common stock only if and when we deliver shares of common stock to you upon conversion of your notes and, in limited cases, under the conversion rate adjustments applicable to the notes. For example, in the event that an amendment is proposed to our certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

USE OF PROCEEDS

        We will not receive any proceeds from the sale by the selling securityholders of the notes or the shares of common stock issuable upon conversion of the notes offered by this prospectus.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

        Our common stock has traded on the NYSE under the symbol "WLT" since December 18, 1997. The following table sets forth on a per share basis the high and low closing sales prices on the NYSE for our common stock for the periods indicated.

	High	Low
Year ended December 31, 2002:
First Quarter	$13.47	$8.80
Second Quarter	14.68	12.19
Third Quarter	13.36	10.31
Fourth Quarter	12.17	9.24
Year ended December 31, 2003:
First Quarter	$10.95	$8.70
Second Quarter	13.09	8.66
Third Quarter	12.96	9.51
Fourth Quarter	13.38	10.95
Year ending December 31, 2004:
First Quarter	$13.09	$10.05
Second Quarter	13.88	11.73
Third Quarter	16.02	13.03
Fourth Quarter (through October 7, 2004)	16.52	15.98

        The last reported sale price of our common stock on October 7, 2004 on the NYSE was $16.17 per share. As of June 30, 2004, there were approximately 204 holders of record of our common stock.

        We declared and paid to shareholders of record on February 11, May 13 and August 13, 2004, a dividend of $0.03 per share as of those dates. During the year ended December 31, 2003, we declared and paid to shareholders of record on February 20, May 15, August 14, and November 13, 2003, a dividend of $0.03 per share as of each of those dates. During the year ended December 31, 2002, we declared and paid to shareholders of record on February 20, May 15, August 15 and November 21, 2002, a dividend of $0.03 per share as of each of those dates. Covenants contained in certain of the debt instruments referred to in Note 12 to our consolidated financial statements contained in our annual report on Form 10-K incorporated by reference herein may restrict the amount that we can pay in cash dividends. Future dividends will be declared at the discretion of our board of directors and will depend upon our future earnings, financial condition and other factors affecting dividend policy. Any declaration and payment of cash dividends on our common stock in excess of specified amounts will result in an adjustment of the conversion rate for the notes. See "Description of Notes—Conversion Rights—Conversion Rate Adjustments."

RATIO OF EARNINGS TO FIXED CHARGES

        The following table presents our historical consolidated ratio of earnings to fixed charges for the six-month period ended June 30, 2004 and each of the years ended December 31, 2003, 2002 and 2001, the seven-month transition period ended December 31, 2000, the fiscal years ended May 31, 2000 and 1999.

	Six-Month Period ended June 30,	Fiscal years ended December 31,			Transition Period ended December 31,	Years ended May 31,
	2004	2003	2002	2001	2000	2000	1999
Ratio of earnings to fixed charges(a)(b)	1.1x	—	1.4x	1.3x	—	—	—

(a)
Interest expense was not adjusted for the 2003 divestitures of AIMCOR and JW Aluminum.

(b)
Due to losses during the fiscal year ended December 31, 2003, the transition year ended December 31, 2000, the fiscal year ended May 31, 2000, and the fiscal year ended May 31, 1999 the ratio coverage for those periods was less than 1:1. The coverage deficiency in each of these periods was $26.6 million, $16.0 million, $180.0 million and $8.9 million, respectively.

        For the purposes of the table above, earnings is defined as income (loss) from continuing operations before income taxes, less equity earnings and capitalized interest, plus fixed charges. Fixed charges include interest expense on all debt, amortization of deferred debt issuance costs, and debt discount capitalized interest and the portion of rental expense on operating leases attributable to interest.

DESCRIPTION OF NOTES

        Walter Industries issued the notes under an indenture dated as of April 20, 2004, between Walter Industries and The Bank of New York Trust Company, N.A., as trustee. The notes and the shares of common stock issuable upon conversion of the notes are covered by a registration rights agreement. A copy of the indenture and the registration rights agreement have been filed as exhibits to the registration statement, of which this prospectus forms a part. The following description is a summary of the material provisions of the notes, the indenture and the registration rights agreement and does not purport to be complete. This summary is subject to and is qualified by reference to all of the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture, and to all provisions of the registration rights agreement. Wherever particular provisions or defined terms of the indenture or the notes are referred to, these provisions or defined terms are incorporated in this prospectus by reference. We urge you to read the indenture and the registration rights agreement because they, and not this description, define the rights associated with the notes.

        As used in this "Description of Notes" section, references to "Walter Industries" refer only to Walter Industries, Inc. and do not include its subsidiaries.

General

        The notes will mature on May 1, 2024 unless earlier converted, redeemed or repurchased. You have the option, subject to certain qualifications and the satisfaction of certain conditions and during the periods described below, to convert your notes into shares of Walter Industries' common stock at an initial conversion rate of 56.0303 shares of common stock per $1,000 principal amount of notes. This is equivalent to an initial conversion price of approximately $17.85 per share of common stock. The conversion rate is subject to adjustment if certain events occur. Upon a surrender of your notes for conversion, Walter Industries will have the right to deliver, in lieu of shares of common stock, cash or a combination of cash and shares of common stock in amounts described below under "—Payment Upon Conversion." Even if Walter Industries elects to deliver shares of common stock upon conversion of a note, you will not receive fractional shares. Instead, Walter Industries will make a cash payment to account for any such fractional share. You will not receive any cash payment for interest (or contingent interest or additional interest, if any) accrued and unpaid to the conversion date except under the limited circumstances described below under "—Conversion Rights" and "—Registration Rights.".

        If any interest payment date, maturity date, redemption date or repurchase date (including upon the occurrence of a fundamental change, as described below) falls on a day that is not a business day, the required payment will be made on the next succeeding business day with the same force and effect as if made on the date that the payment was due, and no additional interest will accrue on that payment for the period from and after the interest payment date, maturity date, redemption date or repurchase date, as the case may be, to that next succeeding business day. The notes are issued only in denominations of $1,000 principal amount and integral multiples thereof. References to "a note" or "each note" in this prospectus refer to $1,000 principal amount of the notes. The notes are limited to $175,000,000 aggregate principal amount.

        As used in this prospectus, "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

        Any reference to "common stock" means the common stock, par value $.01 per share, of Walter Industries, Inc.

Ranking

        The notes are direct, unsecured obligations of Walter Industries. The notes are subordinated in right of payment to Walter Industries' existing and future unsecured and unsubordinated indebtedness, equal in right of payment to all of Walter Industries' existing and future senior subordinated indebtedness and senior in right of payment to any subordinated indebtedness that Walter Industries may incur in the future. The notes effectively rank junior to all of Walter Industries' existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness.

        Payment of the notes is currently not guaranteed by any of the Walter Industries' subsidiaries. Payment on the notes may be guaranteed in the future only under the circumstances described below under "—Agreement to Provide Subsidiary Guarantees in Certain Circumstances." Walter Industries currently conducts all of its operations through its subsidiaries. To the extent a subsidiary does not guarantee payment on the notes, creditors of such subsidiary, including trade creditors, generally will have priority with respect to the assets and earnings of the subsidiary over the claims of Walter Industries' creditors, including holders of the notes. The notes, therefore, are effectively subordinated to the claims of creditors, including trade creditors, of Walter Industries' subsidiaries unless such subsidiaries subsequently become subsidiary guarantors.

        As of June 30, 2004, Walter Industries' long-term debt consisted of a $245 million senior secured revolving credit facility with a syndicate of lenders and $175.0 million aggregate principal amount of notes. Our senior secured revolving credit facility is secured by substantially all of the assets of Walter Industries and its subsidiaries and are guaranteed on a senior, unsubordinated basis by substantially all of Walter Industries' existing subsidiaries. As of June 30, 2004, Walter Industries had approximately $12.3 million of senior debt outstanding under the senior secured revolving credit facility. In addition, as of June 30, 2004, Walter Industries' subsidiaries had zero indebtedness outstanding (excluding intercompany indebtedness, guarantees under our senior secured revolving credit facility and approximately $1.8 billion of indebtedness under the mortgage-backed and asset-backed notes of the Trusts and the variable funding loan facility, both of which are non-recourse to Walter Industries and its subsidiaries) and other liabilities of approximately $676.5 million.

Agreement to Provide Subsidiary Guarantees in Certain Circumstances

        If, at any time in the future, any of Walter Industries' subsidiaries guarantee payment of any of Walter Industries' unsecured senior subordinated or subordinated indebtedness, Walter Industries will cause each such subsidiary to enter into and deliver a guarantee of the notes (including any subsidiary that had previously been a guarantor of the notes and was subsequently released from its guarantee of the notes) on the same basis as the guarantee of such indebtedness unless such indebtedness is subordinated indebtedness, in which case the subsidiary guarantee will be senior to the guarantee of such subordinated indebtedness. Any subsidiary that guarantees the notes is referred to as a "subsidiary guarantor" and such guarantee is referred to as a "subsidiary guarantee." Subsidiary guarantees will be full and unconditional and be limited in amount to the largest amount that would not render the subsidiary guarantor's obligations under the subsidiary guarantee subject to avoidance as a fraudulent transfer or conveyance under the U.S. Bankruptcy Code or any comparable provisions of any applicable state law.

        The Indenture provides that a subsidiary guarantor will be automatically and unconditionally released from all of its obligations under the indenture and its guarantee of the notes, and such subsidiary guarantee will terminate:

  •
  upon the release or discharge of such subsidiary guarantor's guarantee that, pursuant to this covenant, resulted in the creation of a subsidiary guarantee on the notes (except a discharge or release by or as a result of payment under such other guarantee); and

  •
  in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such subsidiary guarantor to any person that is not an affiliate of Walter Industries.

Interest

        The notes bear interest at a rate of 3.75% per year. Walter Industries will also pay contingent interest on the notes in the circumstances described under "Contingent Interest." Interest (including contingent interest and additional interest, if any) shall be payable semi-annually in arrears on May 1 and November 1 of each year, commencing November 1, 2004. Interest on a note (including contingent interest and additional interest, if any) will be paid to the person in whose name the note is registered at the close of business on the April 15 or October 15 as the case may be (each, a "record date"), immediately preceding the relevant interest payment date (whether or not such day is a business day); provided, however, that interest (including contingent interest and additional interest, if any) payable upon redemption or repurchase by Walter Industries will be paid to the person to whom principal is payable, unless the redemption date or repurchase date, as the case may be, is an interest payment date, and provided, further, that special provisions will apply with respect to any defaulted interest. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months, and accrues from April 20, 2004 or from the most recent date to which interest has been paid or duly provided for.

        Under the indenture, we agreed, and by purchasing or holding the notes or a beneficial interest in the notes each holder and beneficial owner of the notes will be deemed to have agreed, among other things, for U.S. federal income tax purposes, to treat the notes as debt instruments that are subject to treasury regulations governing contingent payment debt instruments and, for purposes of those regulations, to treat the fair market value of any shares of Walter Industries' common stock received upon any conversion of the notes as a contingent payment, and to be bound by our determination of the "comparable yield" and "projected payment schedule" with respect to the notes. The discussion in this prospectus assumes that such treatment is correct. However, the characterization of instruments such as the notes and the application of the regulations to instruments such as the notes are uncertain in several respects. See "Certain U.S. Federal Income Tax Consequences."

Contingent Interest

        Beginning with the period commencing on May 1, 2011 and ending on November 1, 2011, and for each of the six-month interest periods thereafter, Walter Industries will pay contingent interest on the interest payment date for the applicable interest period if the average trading price (as defined below) of the notes during the five trading days ending on the third day immediately preceding the first day of the applicable interest period equals or exceeds 120% of the principal amount of the notes.

        On any interest payment date when contingent interest shall be payable, the contingent interest payable per note will equal 0.40% per year of the average trading price of such note during the applicable five trading-day reference period. Walter Industries will notify the holders of the notes by press release or otherwise upon a determination that they will be entitled to receive contingent interest with respect to any six-month interest period.

        For purposes of this section, the "trading price" of a note on any date of determination shall be determined by Walter Industries and shall be the average of the secondary market bid quotations per note obtained by the bid solicitation agent for $5.0 million aggregate principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers Walter Industries selects, provided that if:

  •
  at least three such bids are not obtained by the bid solicitation agent, or

  •
  in Walter Industries' reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes as of such determination date,

then the trading price for such determination date will equal (1) the applicable conversion rate of the notes as of such determination date multiplied by (2) the average last reported sale price (as defined below) of its common stock on the five trading days ending on such determination date.

        The bid solicitation agent initially is the trustee. Walter Industries may change the bid solicitation agent, but the bid solicitation agent will not be an affiliate of Walter Industries. The bid solicitation agent will solicit bids from securities dealers that are believed by Walter Industries to be willing to bid for the notes.

Optional Redemption by Walter Industries

        No sinking fund is provided for the notes. Prior to May 6, 2011, the notes will not be redeemable. On or after May 6, 2011, Walter Industries may redeem the notes in whole or in part at any time in cash at the redemption prices (expressed as percentages of the principal amount of the notes to be redeemed) set forth below, in each case plus any accrued and unpaid interest (including contingent interest and additional interest, if any) up to, but excluding, the redemption date.

Year	Percentages
On May 6, 2011 through May 1, 2012	101.125%
On May 1, 2012 through May 1, 2013	100.750%
On May 1, 2013 through May 1, 2014	100.375%
On May 1, 2014 and thereafter	100.000%

        If the redemption date is an interest payment date, interest (including contingent interest and additional interest, if any) shall be paid on such interest payment date to the record holder on the relevant record date. Notes or portions of notes called for redemption will be convertible by the holder until the close of business on the second business day prior to the redemption date. Walter Industries' notice of redemption will inform the holders of its election to deliver shares of common stock or to pay cash in lieu of delivery of common shares with respect to any notes or portions thereof converted subsequent to such notice and prior to the close of business on the second business day prior to the redemption date.

        Walter Industries will provide not less than 30 nor more than 60 days' notice of redemption by mail to each registered holder of notes to be redeemed. If the redemption notice is given and funds are deposited as required, then interest will cease to accrue on and after the redemption date on those notes or portions of notes called for redemption.

        If Walter Industries decides to redeem fewer than all of the outstanding notes, the trustee will select the notes to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the trustee considers fair and appropriate. If the trustee selects a portion of your notes for partial redemption and you convert a portion of your notes, the converted portion will be deemed to be from the portion selected for redemption.

        Walter Industries may not redeem the notes if it has failed to pay any interest (including contingent interest and additional interest, if any) on the notes when due and such failure to pay is continuing. Walter Industries will notify all of the holders if it redeems any of the notes.

Conversion Rights

        Subject to the qualifications and the satisfaction of the conditions and during the periods described below, you may convert each of your notes into shares of common stock of Walter Industries at an initial conversion rate of 56.0303 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $17.85 per share of common stock based on the issue price per note). The conversion rate and the equivalent conversion price in effect at any given time are referred to as the "applicable conversion rate" and the "applicable conversion price," respectively, and will be subject to adjustment if certain events occur as described below. You may convert fewer than all of your notes so long as the notes converted are an integral multiple of $1,000 principal amount. Upon surrender of a note for conversion, Walter Industries may choose to deliver, in lieu of shares of common stock, cash or a combination of cash and shares of common stock, as described below under "—Payment Upon Conversion."

        You may convert your notes prior to maturity into shares of common stock of Walter Industries only in the following circumstances, which are described in more detail below, and to the following extent:

  •
  in whole or in part, upon satisfaction of a sale price condition;

  •
  in whole or in part, upon satisfaction of a trading price condition;

  •
  if any of your notes are called for redemption, those notes, or portions thereof, that have been so called;

  •
  in whole or in part, upon the occurrence of specified corporate transactions; or

  •
  in whole or in part, if a credit ratings event occurs.

        If Walter Industries calls your notes for redemption, you may convert the notes only until the close of business on the second business day prior to the redemption date unless Walter Industries fails to pay the redemption price. If you have already delivered a repurchase election with respect to a note as described under either "—Repurchase of Notes by Walter Industries at the Option of the Holder" or "—Repurchase of Notes by Walter Industries at Option of Holder upon a Fundamental Change," you may not surrender that note for conversion until you have withdrawn the repurchase election in accordance with the indenture.

        Upon conversion of a note, you will not receive any separate cash payment of interest (including contingent interest, if any, and, if there is no registration default existing at the time of such conversion, additional interest) unless such conversion occurs between a regular record date and the interest payment date to which it relates. Even if Walter Industries elects to deliver shares of common stock upon surrender of a note for conversion, Walter Industries will not issue fractional shares of common stock. Instead, Walter Industries will pay cash in lieu of fractional shares based on the last reported sale price of the common stock on the trading day prior to the conversion date. Walter Industries' delivery to you of the full number of shares of its common stock, cash or a combination of shares of its common stock and cash into which a note is convertible, together with any cash payment for any fractional share, will be deemed to satisfy its obligation to pay:

  •
  the principal amount of the note; and

  •
  any accrued but unpaid interest (including contingent interest, if any, but excluding, if there is a registration default existing at the time of such conversion, additional interest) to but excluding the conversion date.

        As a result, any accrued but unpaid interest (including contingent interest, if any, but excluding, if there is a registration default at the time of conversion, additional interest) up to, but excluding, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. For a discussion of your tax treatment upon receipt of common stock of Walter Industries upon conversion, see "Certain U.S. Federal Income Tax Considerations."

        Notwithstanding the preceding paragraph, if notes are converted during the period from the close of business on a record date to the close of business on the business day preceding the following interest payment date, holders of such notes at the close of business on the record date will receive the interest (including contingent interest, if any) payable on such notes on the corresponding interest payment date notwithstanding the conversion. Such notes, upon surrender for conversion, must be accompanied by funds equal to the amount of interest (including contingent interest, if any) payable on the notes so converted on the next succeeding interest payment date; provided that no such payment need be made (1) if Walter Industries has specified a redemption date or a repurchase date relating to a fundamental change that is after a record date and prior to the next interest payment date or (2) to the extent of any overdue interest (including any contingent interest and additional interest, if any) if any overdue interest exists at the time of conversion with respect to such note.

        If you convert notes, Walter Industries will pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of common stock upon the conversion, unless the tax is due because you request the shares to be issued or delivered to another person, in which case you must pay that tax, and Walter Industries shall not be required to issue or deliver such shares until that tax has been paid.

Conversion upon Satisfaction of Sale Price Condition

        You may surrender your notes for conversion in any fiscal quarter after the quarter ending June 30, 2004 (and only during such fiscal quarter) if the last reported sale price per share of Walter Industries' common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous fiscal quarter is greater than or equal to 130% of the applicable conversion price per share of Walter Industries' common stock on such last trading day.

        The "last reported sale price" of common stock of Walter Industries on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which Walter Industries' common stock is traded or, if Walter Industries' common stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market. If the common stock of Walter Industries is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the "last reported sale price" will be the last quoted bid price for Walter Industries' common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If the common stock of Walter Industries is not so quoted, the "last reported sale price" will be the average of the mid-point of the last bid and asked prices for Walter Industries' common stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by Walter Industries for this purpose.

Conversion upon Satisfaction of Trading Price Condition

        You may surrender your notes for conversion during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each day of that period was less than 98% of the product of the last reported sale price of Walter Industries' common stock and the applicable conversion rate (the "trading price condition"); provided, however, that you may not convert your notes in reliance on this provision after May 1, 2019 if on any trading day during such measurement period the last reported sale price of Walter Industries' common stock was between 100% and 130% of the then current conversion price of the notes.

        For purposes of this section, the "trading price" of the notes on any date of determination means the average of the secondary market bid quotations per note obtained by the bid solicitation agent for $5.0 million aggregate principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers Walter Industries selects, provided that if:

  •
  three such bids cannot reasonably be obtained by the bid solicitation agent, but two such bids are obtained, then the average of the two bids shall be used, and

  •
  if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used.

        If, as of such date of determination, the bid solicitation agent cannot reasonably obtain at least one bid for $5.0 million aggregate principal amount of the notes from a nationally recognized securities dealer then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of Walter Industries' common stock and the number of shares issuable upon conversion of $1,000 principal amount of the notes.

        In connection with any conversion upon satisfaction of the above trading price condition, the bid solicitation agent shall have no obligation to determine the trading price of the notes unless Walter Industries has requested such determination; and Walter Industries shall have no obligation to make such request unless you provide Walter Industries with reasonable evidence that the trading price per $1,000 principal amount of notes is less than 98% of the product of the last reported sale price of Walter Industries' common stock and the number of shares of common stock issuable upon conversion of $1,000 principal amount of the notes. At such time, Walter Industries shall instruct the bid solicitation agent to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of Walter Industries' common stock and the number of shares of common stock issuable upon conversion of $1,000 principal amount of the notes.

Conversion upon Notice of Redemption

        If Walter Industries calls any or all of the notes for redemption, you may surrender for conversion any of your notes that have been called for redemption at any time prior to the close of business on the second business day prior to the redemption date.

Conversion upon Specified Corporate Transactions

        If Walter Industries:

  •
  distributes to all holders of Walter Industries' common stock certain rights entitling them to subscribe for or purchase, for a period expiring within 45 days after the date of the distribution, shares of Walter Industries' common stock at a price per share less than the last reported sale price of a share of Walter Industries' common stock on the trading day immediately preceding the declaration date of the distribution; or

  •
  distributes to all holders of Walter Industries' common stock, assets (including cash), debt securities or rights to purchase Walter Industries' securities, which distribution has a per share value as determined by Walter Industries' board of directors exceeding 5% of the last reported sale price of Walter Industries' common stock on the trading day immediately preceding the declaration date for such distribution,

Walter Industries must notify holders of the notes at least 20 business days prior to the ex-dividend date for such distribution. Once Walter Industries has given such notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day immediately prior to the ex-dividend date or any announcement that such distribution will not take place. No holder may exercise this right to convert if the holder otherwise will participate in the distribution without conversion. The "ex-dividend" date is the first date upon which a sale of the common stock does not automatically transfer the right to receive the relevant distribution from the seller of the common stock to its buyer.

        In addition, if Walter Industries is a party to a consolidation, merger, binding share exchange or transfer of all or substantially all of its assets, in each case pursuant to which its common stock would be converted into cash, securities or other property, a holder may surrender notes for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until and including the date which is 15 days after the actual effective date of such transaction. If Walter Industries engages in certain reclassifications of its common stock or is a party to a consolidation, merger, binding share exchange or transfer of all or substantially all of its assets, in each case pursuant to which its common stock is converted into cash, securities or other property, then at the effective time of the transaction, the right to convert a note into Walter Industries' common stock will be changed into a right to convert a note into the kind and amount of cash, securities or other property which a holder would have received if the holder had converted its notes immediately prior to the applicable record date for such transaction. If Walter Industries engages in any transaction described in the preceding sentence, the conversion rate will not be adjusted. If the transaction also constitutes a fundamental change, a holder can require Walter Industries to redeem all or a portion of its notes as described under "—Repurchase of Notes by Walter Industries at Option of Holder upon a Fundamental Change."

Conversion upon Credit Ratings Event

        You will have the right to surrender any or all of your notes for conversion during any period in which (1) the credit rating assigned to the notes by either Standard & Poor's Rating Services or Moody's Investors Service, Inc. is three or more rating subcategories below the initial credit rating assigned by S&P or Moody's, as the case may be, or (2) the notes are no longer rated by at least one of, or are suspended by both, S&P and Moody's.

Conversion Procedures

        To convert your note into common stock you must do each of the following:

  •
  complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice, and deliver this irrevocable notice to the conversion agent;

  •
  surrender the note to the conversion agent;

  •
  if required, furnish appropriate endorsements and transfer documents;

  •
  if required, pay all transfer or similar taxes; and

  •
  if required, pay funds equal to interest payable on the next interest payment date.

        The date you comply with these requirements is the conversion date under the indenture. If your interest is a beneficial interest in a global note, to convert you must comply with the last three requirements listed above and comply with the depositary's procedures for converting a beneficial interest in a global note. The conversion agent initially is the trustee. The conversion agent will, on your behalf, convert the notes into shares of common stock of Walter Industries unless Walter Industries exercises its right discussed below under "—Payment Upon Conversion" to deliver cash or a combination of cash and shares of common stock. You may obtain copies of the required form of the conversion notice from the conversion agent. A certificate, or a book-entry transfer through The Depository Trust Company (which is referred to as "DTC") for the number of full shares of common stock of Walter Industries into which any notes are converted, together with a cash payment for any fractional share, will be delivered through the conversion agent as soon as practicable.

        As described below under "—Payment Upon Conversion," Walter Industries will have the right to deliver, in lieu of its shares of common stock, cash or a combination of cash and shares of common stock in amounts described below under "—Payment Upon Conversion."

Payment upon Conversion

        Conversion on or Prior to a Redemption Notice Date or the Final Notice Date.    In the event that Walter Industries receives your notice of conversion on or prior to (1) the date on which Walter Industries gives notice of its optional redemption of notes as described under "—Optional Redemption by Walter Industries" (a "redemption notice date") or (2) the date that is 20 days prior to maturity (the "final notice date"), the following procedures will apply:

  •
  If Walter Industries chooses to satisfy all or any portion of its obligation to convert the notes (the "conversion obligation") in cash, Walter Industries will notify holders through the trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount) at any time on or before the date that is two business days following the conversion date (the "cash settlement notice period"). If Walter Industries timely elects to pay cash for any portion of the shares otherwise issuable to holders upon conversion, holders may retract the conversion notice at any time during the two business days following the final day of the cash settlement notice period (the "conversion retraction period"). No such retraction can be made (and a conversion notice shall be irrevocable) if Walter Industries does not elect to deliver cash in lieu of shares (other than cash in lieu of fractional shares). Upon the expiration of a conversion retraction period, a conversion notice shall be irrevocable. If Walter Industries elects to satisfy all or any portion of the conversion obligation in cash, and the conversion notice has not been retracted, then settlement (in cash or in cash and shares) will occur on the business day following the final day of the 20 trading day period beginning on the day after the final day of the conversion retraction period (the "cash settlement averaging period"). If Walter Industries does not elect to satisfy any part of the conversion obligation in cash (other than cash in lieu of any fractional shares), delivery of the common shares into which the notes are converted (and cash in lieu of any fractional shares) will occur through the conversion agent as described above as soon as practicable on or after the conversion date.

        Settlement amounts will be computed as follows:

  •
  If Walter Industries elects to satisfy the entire conversion obligation in shares, Walter Industries will deliver to holders a number of shares equal to (i) the aggregate principal amount of notes to be converted divided by 1,000 multiplied by (ii) the applicable conversion rate. In addition, Walter Industries will pay cash for any fractional common share based on the last reported sale price of the common shares on the trading day immediately preceding the conversion date.

  •
  If Walter Industries elects to satisfy the entire conversion obligation in cash, Walter Industries will deliver to holders cash in an amount equal to the product of:

  •
  a number equal to (i) the aggregate principal amount of notes to be converted divided by 1,000 multiplied by (ii) the conversion rate, and

  •
  the average last reported sale price of its shares of common stock during the cash settlement averaging period.

        If Walter Industries elects to satisfy a fixed portion (other than 100%) of the conversion obligation in cash, Walter Industries will deliver to holders the specified cash amount (the "cash amount") and a number of its shares of common stock equal to the greater of (i) zero and (ii) the excess, if any, of the number of shares calculated as if Walter Industries elected to satisfy the entire conversion obligation in shares over the number of shares equal to the sum of the quotient, for each day of the cash settlement averaging period, of (x) 5% of the cash amount, divided by (y) the last reported sale price of its shares of common stock. In addition, Walter Industries will pay cash for all fractional common shares based on the average last reported sale price of its shares of common stock during the cash settlement averaging period.

        "Trading day" means a day during which trading in securities generally occurs on the NYSE or, if Walter Industries' common stock is not then listed on the NYSE, on the principal national or regional securities exchange on which Walter Industries' common stock is then listed or, if its common stock is not listed on a national or regional securities exchange, on the Nasdaq National Market or, if its common stock is not quoted on the Nasdaq National Market, on the principal other market on which Walter Industries' common shares is then traded (provided that no day on which trading of Walter Industries' common shares is suspended on such exchange or other trading market will count as a trading day).

        Because the sale price of Walter Industries' common stock is determined prior to the applicable settlement date, you will bear the market risk with respect to the value of the shares of such common stock, if any, to be received from the date as of which the sale price is determined to the date on which you receive such shares. In addition, the sale price of our common stock is an average price rather than the price as of a single date.

        Conversion After a Redemption Notice Date or the Final Notice Date.    With respect to conversion notices that Walter Industries receives after a redemption notice date or the final notice date, Walter Industries will not send individual notices of its election to satisfy all or any portion of the conversion obligation in cash. If Walter Industries elects to redeem all or a portion of the notes, its notice of redemption will inform the holders of its election to deliver shares of its common stock or cash or a combination of shares of common stock and cash with respect to notes converted prior to the redemption date as described below under "—Optional Redemption." In addition, if Walter Industries chooses to satisfy all or any portion of the conversion obligation with respect to conversions after the final notice date in cash, on or before the final notice date Walter Industries will send a single notice to holders indicating the dollar amount to be satisfied in cash (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount).

        In the event that Walter Industries receives notice of conversion after a redemption notice date or the final notice date from holders of notes, settlement amounts will be computed and settlement dates will be determined in the same manner as set forth above under "—Conversion On or Prior to a Redemption Notice Date or the Final Notice Date," except that the "cash settlement averaging period" shall be the 20 trading day period beginning on the trading day after the conversion date. If a conversion notice is received from holders of notes after a redemption notice date or the final notice date, such holders will not be allowed to retract the conversion notice. Settlement (in cash and/or shares) will occur on the business day following the final day of such cash settlement averaging period. If Walter Industries does not elect to satisfy any part of the conversion obligation in cash (other than cash in lieu of any fractional shares), delivery of the common shares into which the notes are converted (and cash in lieu of any fractional shares) will occur through the conversion agent as described above as soon as practicable on or after the conversion date.

        Notwithstanding anything to the contrary contained herein with respect to Walter Industries' obligation to convert notes, Walter Industries may at any time permanently elect to deliver shares of its common stock, cash or any specified combination of its common stock and cash to satisfy its conversion obligation in respect of notes surrendered for conversion.

Conversion Rate Adjustments

        The applicable conversion rate will be subject to adjustment, without duplication, upon the occurrence of any of the following events:

  (1)
  the payment to all holders of common stock of dividends or other distributions payable in shares of Walter Industries' common stock or its other capital stock;

  (2)
  the issuance to all holders of Walter Industries' common stock of rights, warrants or options (other than pursuant to any dividend reinvestment or share purchase plans) entitling them, for a period of up to 60 days from the date of issuance of the rights, warrants or options, to subscribe for or purchase common stock at less than the current market price thereof; provided, that the applicable conversion rate will be readjusted to the extent that such rights, warrants or options are not exercised prior to their expiration;

  (3)
  subdivisions, splits and combinations of Walter Industries' common stock;

  (4)
  Walter Industries distributes to all holders of Walter Industries' common stock evidences of its indebtedness, shares of capital stock, securities, property or assets (excluding any dividend or distribution covered by clause (1) or (2) above and excluding any cash distributions covered by clause (5) below); in the event that Walter Industries makes a distribution to all holders of its common stock consisting of capital stock of, or similar equity interests in, a subsidiary or other business unit of Walter Industries, the conversion rate will be adjusted based on the market value of the securities so distributed relative to the current market price of its common stock, in each case based on the average closing sale prices of those securities for the 10 trading days commencing on and including the fifth trading day after the date on which "ex-dividend trading" commences for such dividend or distribution on the NYSE or such other national or regional exchange or market on which the securities are then listed or quoted;

  (5)
  Walter Industries distributes cash payable to all holders of Walter Industries' common stock to the extent such cash distribution, together with all other cash distributions paid during the fiscal quarter in which such cash distribution is paid, exceeds $0.03 per share subject to adjustment (the "dividend threshold amount"), excluding any dividend in connection with the liquidation, dissolution or termination of Walter Industries; or

  (6)
  the successful completion of a tender or exchange offer made by Walter Industries or any of its subsidiaries for shares of Walter Industries' common stock which involves an aggregate consideration per share that exceeds the last reported sale price per share of Walter Industries' common stock on the expiration of the tender or exchange offer.

        In the event that Walter Industries makes a cash distribution described in clause (5) above, the conversion rate will be adjusted by multiplying it by a fraction,

  •
  the numerator of which will be the current market price per share of Walter Industries' common stock minus the dividend threshold amount, and

  •
  the denominator of which will be the current market price per share of Walter Industries' common stock minus the amount per share of such dividend or distribution.

The "current market price" per share of common stock on any day means the average of the last reported sale price for the 10 consecutive trading days from and including the ex-dividend trading with respect to the issuance or distribution requiring the computation. For purposes of this paragraph, the term "ex-dividend trading," when used with respect to any issuance or distribution, will mean the first date on which the common stock trades regular way on the applicable exchange or in the applicable market without the right to receive the issuance or distribution.

        If Walter Industries adopts a rights plan while notes remain outstanding, holders of notes will receive, upon conversion of notes, in addition to shares of its common stock, the rights under the rights plan unless, prior to the conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from its common stock, in which case the applicable conversion rate will be adjusted at the time of separation as if Walter Industries distributed to all holders of Walter Industries' common stock shares of its common stock, evidences of indebtedness or assets described in clause (4) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

        In addition to these adjustments, Walter Industries may, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for any period of time if its board of directors has determined that such increase would be in its best interests. If Walter Industries' board of directors makes such a determination, it will be conclusive. Walter Industries will give holders of notes notice of such an increase in the conversion rate. A holder of notes may, in such circumstances, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate of the notes, see "Certain U.S. Federal Income Tax Considerations—U.S. Holders—Constructive Distributions."

        No adjustment to the conversion rate or the ability of a holder of a note to convert will be made if the holder will otherwise participate in the distribution without conversion. The applicable conversion rate will not be adjusted:

  •
  upon the issuance of any shares of Walter Industries' common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on its securities and the investment of additional optional amounts in shares of its common stock under any plan;

  •
  upon the issuance of any shares of Walter Industries' common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, Walter Industries or any of its subsidiaries; upon the issuance of any shares of Walter Industries' common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

  •
  for a change in the par value of the common stock; or

  •
  for accrued and unpaid interest (including contingent interest and additional interest, if any).

        All calculations relating to conversion shall be made to the nearest cent or the nearest 1/10,000th of a share. No adjustment to the applicable conversion rate will be required unless the adjustment would require an increase or decrease of at least 1.0% of the applicable conversion rate. However, any adjustments which are not required to be made because they would have required an increase or decrease of less than 1.0% will be carried forward and taken into account in any subsequent adjustment or in connection with any conversion of the notes following a call for redemption or at maturity, as applicable.

Repurchase of Notes by Walter Industries at the Option of the Holder

        You have the right to require Walter Industries to repurchase all or a portion of your notes on May 1, 2014 and May 1, 2019 (each, a "repurchase date") at a repurchase price equal to 100% of the principal amount of the notes to be repurchased plus any accrued and unpaid interest (including contingent interest and additional interest, if any) to, but excluding, the repurchase date; provided that if the repurchase date falls on an interest payment date, then the interest (including contingent interest and additional interest, if any) payable on such interest payment date shall be paid to the holders of record of the notes on the applicable record date instead of the holders surrendering the notes for repurchase on such date. Walter Industries may only pay the purchase price in cash and not in shares of Walter Industries' common stock.

        Walter Industries will be required to repurchase any outstanding note for which you deliver a written repurchase notice to the paying agent (which will initially be the trustee). This notice must be delivered during the period beginning at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the business day immediately preceding the repurchase date. You may withdraw your repurchase notice at any time prior to the close of business on the business day prior to the repurchase date. If a repurchase notice is given and withdrawn during that period, Walter Industries will not be obligated to repurchase the notes listed in the notice. Walter Industries' repurchase obligation will be subject to certain additional conditions described below.

        On or before the 20th business day prior to each repurchase date, Walter Industries or, at its written request, the trustee, will provide to all holders of notes at their addresses shown in the register of the registrar a notice stating, among other things:

  •
  the repurchase price;

  •
  the last date on which a holder may exercise the repurchase right;

  •
  the repurchase date;

  •
  the name and address of the paying agent and the conversion agent;

  •
  the applicable conversion rate and any adjustments to the applicable conversion rate;

  •
  that the notes with respect to which a repurchase election has been given by the holder may be converted only if the holder withdraws the repurchase election in accordance with the terms of the indenture; and

  •
  the procedures that holders must follow to require Walter Industries to repurchase their notes.

Such notice will also be provided to beneficial owners to the extent required by applicable law.

        Your notice electing to require Walter Industries to repurchase notes must state:

  •
  if certificated notes have been issued, the certificate numbers of the notes to be repurchased;

  •
  the portion of the principal amount of notes to be repurchased, which must equal $1,000 or an integral multiple thereof; and

  •
  that the notes are to be repurchased by Walter Industries pursuant to the applicable provisions of the notes and the indenture.

        If your notes are not in certificated form, your repurchase notice must comply with appropriate DTC procedures.

        No notes may be repurchased at the option of holders if there has occurred and is continuing an event of default other than an event of default that is cured by the payment of the repurchase price of the notes.

        You may withdraw any repurchase notice in whole or in part by delivering a written notice of withdrawal to the paying agent prior to the close of business on the business day immediately preceding the repurchase date. The withdrawal notice must state:

  •
  the principal amount of the withdrawn notes;

  •
  if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

  •
  the principal amount, if any, which remains subject to the repurchase notice.

        If your notes are not in certificated form, your withdrawal notice must comply with appropriate DTC procedures.

        To receive payment of the repurchase price, you must either effect book-entry transfer of your notes or deliver your notes, together with necessary endorsements, to the office of the paying agent after delivery of your repurchase notice. Payment of the repurchase price for a note will be made promptly following the later of the repurchase date and the time of book-entry transfer or delivery of the note.

        If the paying agent holds money or securities sufficient to pay the repurchase price of the notes on the business day following the repurchase date, then, on and after such date:

  •
  the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes has been made or the notes have been delivered to the paying agent); and

  •
  all other rights of the holders will terminate (other than the right to receive the repurchase price upon transfer or delivery of the notes).

        Walter Industries will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of its repurchase notice. If then required by the applicable rules, Walter Industries will file a Schedule TO or any other schedule required in connection with any offer by Walter Industries to repurchase the notes.

        Walter Industries may arrange for a third party to purchase any notes for which it receives a valid repurchase notice that is not withdrawn, in the manner and otherwise in compliance with the requirements set forth in the indenture applicable to the offer to repurchase the notes. If a third party purchases any notes under these circumstances, then interest will continue to accrue on those notes and those notes will continue to be outstanding after the repurchase date. The third party subsequently may resell those purchased notes to other holders, and those notes will be fungible with all other notes then outstanding provided that such third party is not an affiliate of Walter Industries. If the holder who has delivered a repurchase notice fails to deliver the notes to the third party on or before the repurchase date, then the third party that intended to repurchase the bonds will be released from its obligations to do so and the holder who delivered the repurchase notice but failed to deliver the notes will have no further rights under the indenture to require repurchase by us or by the third party with respect to that repurchase notice.

        Walter Industries may not have enough available cash or be able to obtain third-party financing at the time it is required to make repurchases of tendered notes. In addition, Walter Industries' senior secured revolving credit facility contains, and any future agreements governing its indebtedness may contain, certain covenants and terms which limit the ability of Walter Industries and its subsidiaries to pay cash to the holders of the notes to repurchase the notes. If Walter Industries is prohibited from repurchasing the notes pursuant to agreements governing its other indebtedness, Walter Industries could seek the consent of its lenders to purchase the notes or could attempt to refinance this other indebtedness. No assurances can be made that Walter Industries will obtain such a consent or be able to accomplish a refinancing. The failure by Walter Industries to repurchase tendered notes at a time when the repurchase is required by the indenture would constitute a default under the indenture. In addition, a default under the indenture could lead to a default under Walter Industries' senior secured revolving credit facility and other existing and future agreements governing its indebtedness. In these circumstances, the subordination provisions in the indenture governing the notes may limit or prohibit payments to holders of notes. If, due to a default, the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, Walter Industries may not have sufficient funds to repay the indebtedness and repurchase the notes.

Repurchase of Notes by Walter Industries at Option of Holder upon a Fundamental Change

        If a fundamental change (as defined below in this section) occurs at any time prior to the maturity date, you will have the right, at your option, to require Walter Industries to repurchase any or all of your notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000. The fundamental change repurchase price Walter Industries is required to pay is equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest (including contingent interest and additional interest, if any) up to, but excluding, the fundamental change repurchase date; provided that if the fundamental change repurchase date falls on an interest payment date, then the interest (including contingent interest and additional interest, if any) payable on such interest payment date shall be paid to the holders of record of the notes on the applicable record date instead of the holders surrendering the notes for repurchase on such date. Walter Industries may only pay the fundamental change purchase price in cash and not in shares of Walter Industries' common stock.

        A "fundamental change" will be deemed to have occurred at the time after the notes are originally issued that any of the following occurs:

  •
  a "person" or "group" within the meaning of Section 13(d) of the Exchange Act other than Walter Industries, its subsidiaries or Walter Industries or its subsidiaries employee benefit plans, files a Schedule TO, Schedule 13D or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the total voting power of all shares of Walter Industries' capital stock that are entitled to vote generally in the election of directors;

  •
  during any period of two consecutive years, individuals who at the beginning of such period constituted Walter Industries' board of directors (together with any new directors whose election by Walter Industries' board of directors or whose nomination for election by Walter Industries' stockholders was approved by a majority of Walter Industries' directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death) to constitute a majority of Walter Industries' board of directors then in office;

  •
  the approval of a plan relating to the liquidation or dissolution of Walter Industries by the stockholders of Walter Industries; or

  •
  consummation of any share exchange, consolidation or merger of Walter Industries or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of Walter Industries and its subsidiaries, taken as a whole, to any person other than Walter Industries or one or more of its subsidiaries, pursuant to which its common stock will be converted into cash, securities or other property; provided, however, that a transaction where the holders of Walter Industries' voting capital stock immediately prior to such transaction have directly or indirectly more than 50% of the total voting power of all shares of capital stock of the continuing or surviving corporation or transferee entitled to vote generally in the election of directors immediately after such event shall not be a fundamental change.

        A fundamental change will not be deemed to have occurred in respect of the foregoing, however, if either:

  •
  the last reported sale price of Walter Industries' common stock for any five trading days within the 10 consecutive trading days ending immediately before the later of the event otherwise constituting the fundamental change or the public announcement thereof, equals or exceeds 105% of the applicable conversion price of the notes immediately before the event otherwise constituting the fundamental change or the public announcement thereof; or

  •
  at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions otherwise constituting the fundamental change consists of shares of capital stock traded on a national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with an event otherwise constituting the fundamental change (these securities being referred to as "publicly traded securities") and as a result of this transaction or transactions the notes become convertible into such publicly traded securities.

        For purposes of the above paragraph only the term "capital stock" of any person means any and all shares (including ordinary shares or American Depositary Shares), interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person.

        On or before the 15th day after the occurrence of a fundamental change, Walter Industries, or, at its direction, the trustee, will provide to all holders of the notes a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

  •
  the events causing a fundamental change;

  •
  the last date on which a holder may exercise the repurchase right;

  •
  the fundamental change repurchase price;

  •
  the fundamental change repurchase date;

  •
  the name and address of the paying agent and the conversion agent;

  •
  the applicable conversion rate and any adjustments to the applicable conversion rate;

  •
  that the notes with respect to which a fundamental change repurchase election has been given by the holder may be converted only if the holder withdraws the fundamental change repurchase election in accordance with the terms of the indenture; and

  •
  the procedures that holders must follow to require Walter Industries to repurchase their notes.

        To exercise the repurchase right, you must deliver prior to the close of business on the business day immediately preceding the fundamental change repurchase date, subject to extension to comply with applicable law, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase election and the form entitled "Form of Fundamental Change Repurchase Election" on the reverse side of the notes duly completed, to the paying agent. Your repurchase election must state:

  •
  if certificated notes have been issued, the certificate numbers of the notes to be delivered for repurchase;

  •
  the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

  •
  that the notes are to be repurchased by Walter Industries pursuant to the applicable provisions of the notes and the indenture.

        If the notes are not in certificated form, your notice must comply with appropriate DTC procedures prior to the close of business on the business day immediately preceding the fundamental change repurchase date.

        No notes may be repurchased at the option of holders upon a fundamental change if there has occurred and is continuing an event of default other than an event of default that is cured by the payment of the fundamental change repurchase price of the notes.

  •
  You may withdraw any repurchase election (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change repurchase date. The notice of withdrawal shall state:

  •
  the principal amount of the withdrawn notes;

  •
  if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

  •
  the principal amount, if any, which remains subject to the repurchase notice.

        If the notes are not in certificated form, your notice must comply with appropriate DTC procedures.

        Walter Industries will be required to repurchase the notes no later than 30 days after the date of its notice of the occurrence of the relevant fundamental change subject to extension to comply with applicable law (each a "fundamental change repurchase date"). You will receive payment of the fundamental change repurchase price promptly following the later of the fundamental change repurchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money or securities sufficient to pay the fundamental change repurchase price of the notes on the business day following the fundamental change repurchase date, then:

  •
  the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent); and

  •
  all other rights of the holders will terminate (other than the right to receive the fundamental change repurchase price upon delivery or transfer of the notes).

        Walter Industries will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of its repurchase of notes upon a fundamental change. If then required by the applicable rules, Walter Industries will file a Schedule TO or any other schedule required in connection with any offer by Walter Industries to repurchase the notes. Walter Industries may arrange for a third party to purchase any notes for which it receives a valid repurchase notice that is not withdrawn, in the manner and otherwise in compliance with the requirements set forth in the indenture applicable to the offer to repurchase the notes. If a third party purchases any notes under these circumstances, then interest will continue to accrue on those notes and those notes will continue to be outstanding after the repurchase date. The third party subsequently may resell those purchased notes to other holders, and those notes will be fungible with all other notes then outstanding provided that such third party is not an affiliate of Walter Industries. If the holder who has delivered a repurchase notice fails to deliver the notes to the third party on or before the repurchase date, then the third party that intended to repurchase the bonds will be released from its obligations to do so and the holder who delivered the repurchase notice but failed to deliver the notes will have no further rights under the indenture to require repurchase by us or by the third party with respect to that repurchase notice.

        Walter Industries may not have enough available cash or be able to obtain third-party financing at the time it is required to make repurchases of tendered notes. In addition, Walter Industries' senior secured revolving credit facility contains, and any future agreements governing its indebtedness may contain, certain covenants and terms that limit the ability of Walter Industries and its subsidiaries to pay cash to the holders of the notes to repurchase the notes. If Walter Industries is prohibited from repurchasing the notes pursuant to agreements governing its other indebtedness, Walter Industries could seek the consent of its lenders to purchase the notes or could attempt to refinance this other indebtedness. No assurances can be made that Walter Industries will obtain such a consent or be able to accomplish a refinancing. The failure by Walter Industries to repurchase tendered notes at a time when the repurchase is required by the indenture would constitute a default under the indenture. In addition, a default under the indenture or a fundamental change, in and of itself, could lead to a default under Walter Industries' senior secured revolving credit facility and other existing and future agreements governing its indebtedness. In these circumstances, the subordination provisions in the indenture governing the notes may limit or prohibit payments to holders of notes. If, due to a default, the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, Walter Industries may not have sufficient funds to repay the indebtedness and repurchase the notes.

        The rights of the holders to require Walter Industries to repurchase their notes upon a fundamental change could discourage a potential acquirer of Walter Industries. The fundamental change repurchase feature, however, is not the result of management's knowledge of any specific effort to accumulate shares of Walter Industries' common stock, to obtain control of Walter Industries by any means or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change purchase feature is a standard term contained in other offerings of debt securities similar to the notes that have been marketed by the initial purchasers. The terms of the fundamental change repurchase feature resulted from negotiations between the initial purchasers and Walter Industries.

        The term "fundamental change" is limited to specified transactions and may not include other events that might adversely affect Walter Industries' financial condition. In addition, the requirement that Walter Industries offers to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving Walter Industries. The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of "all or substantially all" of Walter Industries' consolidated assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of the notes to require Walter Industries to repurchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of Walter Industries' assets may be uncertain.

Merger and Sale of Assets by Walter Industries

        The indenture provides that Walter Industries may not consolidate with or merge with or into any other person, or sell, convey, transfer or lease its properties and assets substantially as an entirety to another person, unless:

  •
  the resulting, surviving or transferee person (the "successor person") will be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

  •
  the successor person (if not Walter Industries) assumes all of Walter Industries' obligations under the notes and the indenture;

  •
  immediately after giving effect to such transaction, there is no event of default or event that, with notice or passage of time or both, would become an event of default; and

  •
  Walter Industries has delivered to the trustee an officers' certificate and an opinion of counsel each stating that such consolidation, merger, sale, conveyance, transfer or lease complies with these requirements.

        The occurrence of certain of the foregoing transactions could be a fundamental change.

        Upon any such permitted consolidation, merger, conveyance, transfer or lease, the successor person will succeed to, and be substituted for, and may exercise every right and power of, Walter Industries under the indenture, but, in the case of a lease of all or substantially all of its assets, Walter Industries will not be released from the obligation to pay the principal and interest on the notes.

Subordination

        The payment of principal of, or interest (including contingent interest and additional interest, if any) on, or the purchase, repurchase, redemption or other acquisition or retirement for value of, the notes (collectively, "payment on the notes" or "pay the notes") ranks junior in right of payment to the prior payment in full of all senior indebtedness of Walter Industries.

        Walter Industries may not pay the notes if:

  (1)
  any of its designated senior indebtedness (as defined below) is not paid when due, or

  (2)
  any other default on its designated senior indebtedness occurs and the maturity of such designated senior indebtedness has been accelerated;

        unless, in either case,

  (x)
  the default has been cured or waived and any such acceleration has been rescinded, or

  (y)
  such designated senior indebtedness has been paid in full in cash;

  provided, however, that Walter Industries may pay the notes without regard to the foregoing if Walter Industries and the trustee receive written notice approving such payment from the representative of the designated senior indebtedness with respect to which either of the events set forth in clause (1) or (2) above has occurred and is continuing.

        During the continuance of any default, other than a default described in clause (1) or (2) of the immediately preceding paragraph, with respect to any of its designated senior indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice, except such notice as may be required to effect such acceleration, or the expiration of any applicable grace periods, Walter Industries may not pay the notes for a period (a "payment blockage period") commencing upon the receipt by the trustee, with a copy to us, of written notice (a "blockage notice") of such default from the representative of such designated senior indebtedness specifying an election to effect a payment blockage period and ending 179 days thereafter or earlier if such payment blockage period is terminated:

  •
  by written notice to the trustee and Walter Industries from the person or persons who gave the blockage notice,

  •
  by repayment in full of such designated senior indebtedness, or

  •
  because the default giving rise to the blockage notice is no longer continuing.

        Notwithstanding the provisions described in the immediately preceding paragraph, but subject to the provisions contained in the second preceding and in the immediately succeeding paragraph, unless the holders of such designated senior indebtedness or the representative of such holders have accelerated the maturity of such designated senior indebtedness or a payment default with respect to designated senior indebtedness has occurred and is continuing, Walter Industries may resume payments on the notes after the end of such payment blockage period, including any missed payments.

        Not more than one blockage notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to designated senior indebtedness during such period. However, if any blockage notice within such 360-day period is given by or on behalf of any holders of designated senior indebtedness other than the bank indebtedness (as defined below), the representative of the bank indebtedness may give another blockage notice within such period. In no event, however, may the total number of days during which any payment blockage period or periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this paragraph, no default or event of default that existed or was continuing on the date of the commencement of any payment blockage period with respect to the designated senior indebtedness initiating such payment blockage period shall be, or be made, the basis of the commencement of a subsequent payment blockage period by the representative of such designated senior indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

        If Walter Industries fails to make any payment on the notes when due and within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure will constitute an event of default under the indenture and will enable the holders of notes to accelerate the maturity thereof in accordance with the terms of the indenture. See "—Events of Default; Notice and Waiver."

        Upon any payment or distribution of the assets of Walter Industries to creditors upon a total or partial liquidation or a total or partial dissolution of Walter Industries or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Walter Industries or its property:

  •
  the holders of Walter Industries' senior indebtedness will be entitled to receive payment in full in cash of such senior indebtedness before the holders of the notes are entitled to receive any payment on the notes; and

  •
  until the senior indebtedness is paid in full in cash, any payment or distribution to which holders of the notes would be entitled but for the subordination provisions of the indenture will be made to holders of such senior indebtedness as their interests may appear, except that holders of the notes may receive any debt securities that are subordinated to such senior indebtedness to at least the same extent as the notes.

        If a distribution is made to holders of the notes that, due to the subordination provisions of the indenture, should not have been made to them, the holders will be required to hold it in trust for the holders of Walter Industries' senior indebtedness and pay it over to them as their interests may appear.

        If payment of the notes is accelerated because of an event of default, Walter Industries or the trustee, provided that the trustee shall have received written notice from Walter Industries, on which notice the trustee is entitled to conclusively rely, will promptly notify the holders of Walter Industries' designated senior indebtedness, or their representative, of the acceleration. If any of Walter Industries' designated senior indebtedness is outstanding, Walter Industries may not pay the notes until five business days after such holders or the representative of such designated senior indebtedness receives notice of such acceleration and, thereafter, may pay the notes only if the subordination provisions of the indenture otherwise permit payment at that time.

        By reason of the subordination provisions of the indenture, in the event of insolvency, holders of Walter Industries' senior indebtedness may recover more, ratably, than the holders of the notes, and assets which would otherwise be available to pay obligations in respect of the notes will be available only after all senior indebtedness has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the notes after payment in full of all senior indebtedness.

        For purposes of this section, "designated senior indebtedness" means:

  (1)
  bank indebtedness; and

  (2)
  any other of Walter Industries' senior indebtedness that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to at least $25 million and is specifically designated by Walter Industries in the instrument evidencing or governing such senior indebtedness as "designated senior indebtedness" for purposes of the indenture.

        "Bank indebtedness" means any and all amounts payable under or in respect of the credit agreement governing Walter Industries' senior secured credit facilities and any refinancing indebtedness (including, without limitation, any renewals, replacements, refundings, restatements, substitutions or any other refinancings of any kind) with respect thereto that may be incurred from time to time (whether before or after termination of such credit agreement) (including increasing the amount available for borrowing thereunder and including refinancings with the same or different lenders or agents), as amended, modified or supplemented from time to time, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Walter Industries whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

        "Hedging obligations" means obligations of Walter Industries under (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (2) other agreements or arrangements designed to protect Walter Industries against fluctuations in interest rates or currency exchange rates.

        "Senior indebtedness" of Walter Industries means the principal of, premium (if any) and any accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of Walter Industries, regardless of whether or not a claim for post-filing interest is allowed in such proceedings) and fees and other amounts (including expenses, reimbursement obligations under letters of credit and indemnities) owing in respect of, bank indebtedness, all hedging obligations with respect to bank indebtedness and all other indebtedness of Walter Industries, whether outstanding on the date of the indenture or thereafter incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the notes; provided, however, that senior indebtedness of Walter Industries shall not include (a) any obligation of Walter Industries to any of its subsidiaries, (b) any liability for Federal, state, local or other taxes owed or owing by Walter Industries, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities) and any amounts owed for compensation to employees, (d) any indebtedness or obligation of Walter Industries, and any accrued and unpaid interest in respect thereof that by its terms is subordinate or junior in any respect to any other indebtedness or obligation of Walter Industries, including any senior subordinated indebtedness and any subordinated indebtedness of Walter Industries or (e) any obligations with respect to any capital stock.

Limitation on Layering

        The indenture provides that Walter Industries will not incur any indebtedness that by its terms would expressly rank subordinate or junior in right of payment to any indebtedness of Walter Industries unless it ranks equally or subordinate in right of payment to the notes to the same extent. To the extent there are any subsidiary guarantors, no such subsidiary guarantor will incur any indebtedness that by its terms would expressly rank subordinate or junior in right of payment to any indebtedness of the subsidiary guarantor unless it ranks equally or subordinate in right of payment to that subsidiary guarantor's subsidiary guarantee of the notes to the same extent.

Events of Default; Notice and Waiver

        The following are events of default under the indenture:

  •
  Walter Industries fails to pay principal of the notes when due at maturity, upon redemption, upon repurchase or otherwise (whether or not prohibited by the provisions described under "—Subordination" above);

  •
  Walter Industries fails to pay any interest (including contingent interest and additional interest, if any) on the notes when due (whether or not prohibited by the provisions described under "—Subordination" above) and such failure continues for a period of 30 days past the applicable due date;

  •
  Walter Industries fails to provide notice of the occurrence of a fundamental change on a timely basis;

  •
  default in Walter Industries' obligation to convert the notes into shares of its common stock, cash or a combination of shares of its common stock and cash, as applicable, upon exercise of a holder's conversion right;

  •
  Walter Industries fails to perform or observe any of the covenants in the indenture for 60 days after written notice to Walter Industries from the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes;

  •
  default by Walter Industries or any of its significant subsidiaries in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any of its indebtedness or indebtedness of any of its significant subsidiaries for money borrowed in excess of $20.0 million in the aggregate, whether such indebtedness now exists or shall hereafter be created, resulting in such indebtedness becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within 30 days after written notice of such acceleration has been received by Walter Industries or such significant subsidiary;

  •
  final unsatisfied judgments with amounts not covered by insurance aggregating in excess of $15.0 million rendered against Walter Industries or any of its significant subsidiaries and not stayed, bonded or discharged within 60 days;

  •
  certain events involving the bankruptcy, insolvency or reorganization of Walter Industries or one or more of its significant subsidiaries; and

  •
  during any period during which there are subsidiary guarantees, any subsidiary guarantee of a subsidiary guarantor holding more than 5% of our consolidated assets or generating more than 5% of our consolidated sales or net income as of and for the twelve months ended on the end of the most recent fiscal quarter for which financial statements are publicly available ceases to be in full force and effect (except as contemplated by the terms thereof), or any such subsidiary guarantor or person acting by or on behalf of any such subsidiary guarantor denies or disaffirms such subsidiary guarantor's obligation under the indenture or any subsidiary guarantee.

        A "significant subsidiary" is a subsidiary that would constitute a "significant subsidiary" within the meaning of Article 1 of Regulation S-X of the Securities Act as in effect on the date of the indenture.

        The trustee may withhold notice to the holders of the notes of any default, except defaults in payment of principal or interest (including contingent interest or additional interest, if any) on the notes. However, the trustee must consider it to be in the interest of the holders of the notes to withhold this notice.

        If an event of default occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal and any accrued and unpaid interest (including contingent interest and additional interest, if any) on the outstanding notes to be immediately due and payable. In case of certain events of bankruptcy or insolvency involving Walter Industries, the principal and any accrued and unpaid interest (including contingent interest and additional interest, if any) on the notes will automatically become due and payable. However, if Walter Industries cures all defaults, except the nonpayment of principal or interest (including contingent interest and additional interest, if any) that became due as a result of the acceleration, and meet certain other conditions, with certain exceptions, this declaration may be cancelled and the holders of a majority of the principal amount of outstanding notes may waive these past defaults.

        Payments of principal, premium, if any, or interest (including contingent interest and additional interest, if any) on the notes that are not made when due will accrue interest at the annual rate of 1% above the then applicable interest rate from the required payment date.

        The holders of a majority of outstanding notes have the right to direct the time, method and place of any proceedings for any remedy available to the trustee, subject to limitations specified in the indenture.

        No holder of the notes may pursue any remedy under the indenture, except in the case of a default in the payment of principal or interest (including contingent interest or additional interest, if any) on the notes, unless:

  •
  the holder has given the trustee written notice of an event of default;

  •
  the holders of at least 25% in aggregate principal amount of outstanding notes make a written request, and offer reasonable indemnity, to the trustee to pursue the remedy;

  •
  the trustee does not receive an inconsistent direction from the holders of a majority in aggregate principal amount of the notes;

  •
  the holder or holders have offered reasonable security or indemnity to the trustee against any costs, liability or expense of the trustee; and

  •
  the trustee fails to comply with the request within 60 days after receipt of the request and offer of indemnity.

        The indenture requires Walter Industries every year to deliver to the trustee a statement as to performance of its obligations under the indenture and as to any defaults.

        A default in the payment of the notes, or a default with respect to the notes that causes them to be accelerated, may give rise to a cross-default under Walter Industries' senior secured revolving credit facility or other indebtedness.

        Our obligations under the indenture are not intended to provide creditor rights in bankruptcy for amounts in excess of the principal amount of the notes plus accrued and unpaid interest (including contingent interest and additional interest, if any).

Satisfaction and Discharge of the Indenture

        The indenture will generally cease to be of any further effect with respect to the notes, if:

  •
  Walter Industries has delivered to the trustee for cancellation all outstanding notes (with certain limited exceptions), or

  •
  all notes not previously delivered to the trustee for cancellation have become due and payable, whether at stated maturity or any redemption date or any repurchase date (including upon the occurrence of a fundamental change), or upon conversion or otherwise, and Walter Industries has deposited with the trustee as trust funds the entire amount in cash and/or its common stock (as applicable under the terms of the indenture) sufficient to pay all the outstanding notes, and if, in either case, Walter Industries also pays or causes to be paid all other sums payable under the indenture by Walter Industries.

Legal Defeasance and Covenant Defeasance

        The notes will not be subject to any defeasance provisions under the indenture.

Modification and Waiver

        The consent of the holders of a majority in aggregate principal amount of the outstanding notes is required to modify or amend the indenture. However, a modification or amendment requires the consent of the holder of each outstanding note if it would:

  •
  reduce the principal amount of or change the stated maturity of any note;

  •
  reduce the rate or extend the time for payment of interest (including contingent interest or additional interest, if any) on any note;

  •
  reduce any amount payable upon redemption or repurchase of any note (including upon the occurrence of a fundamental change) or change the time at which or circumstances under which the notes may or shall be redeemed or repurchased;

  •
  impair the right of a holder to institute suit for payment on any note;

  •
  change the currency in which any note is payable;

  •
  impair the right of a holder to convert any note or reduce the number of common shares or any other property receivable upon conversion other than as contemplated in the indenture;

  •
  reduce the quorum or voting requirements under the indenture;

  •
  change any obligation of Walter Industries to maintain an office or agency in the places and for the purposes specified in the indenture;

  •
  subject to specified exceptions, modify certain of the provisions of the indenture relating to modification or waiver of provisions of the indenture;

  •
  reduce the percentage of notes required for consent to any modification of the indenture;

  •
  make any change to the subordination provisions of the indenture that adversely affects the rights of any holder; or

  •
  to the extent there are any subsidiary guarantees, modify any subsidiary guarantee in any manner materially adverse to the holders of the notes.

        Notwithstanding the foregoing, Walter Industries and the trustee are permitted to modify certain provisions of the indenture without the consent of the holders of the notes, including to:

  •
  add guarantees with respect to the notes or secure the notes;

  •
  evidence the assumption of Walter Industries' obligations by a successor person under the provisions of the indenture relating to consolidations, mergers and sales of assets;

  •
  surrender any of its rights or powers under the indenture;

  •
  add covenants or events of default for the benefit of the holders of notes;

  •
  cure any ambiguity or correct any inconsistency in the indenture that will not materially adversely affect the interests of holders;

  •
  to modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939 as then in effect;

  •
  establish the forms or terms of the notes;

  •
  evidence the acceptance of appointment by a successor trustee;

  •
  to make any change in the subordination provisions of the indenture that would limit or terminate the benefits available to any holder of Walter Industries' (or, to the extent there are subsidiary guarantors, the subsidiary guarantor's) senior indebtedness (or any representative thereof) under such subordination provisions;

  •
  increase the conversion rate; and

  •
  make other changes to the indenture or forms or terms of the notes, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the holders of the notes.

Calculations in Respect of Notes

        Walter Industries is responsible for making all calculations required under the notes. These calculations include, but are not limited to, determinations of the market prices of Walter Industries' common stock, the amount of accrued interest (including contingent interest and additional interest, if any) payable on the notes and the conversion rate and conversion price for the notes. Walter Industries will make all these calculations in good faith, and, absent manifest error, its calculations will be final and binding on holders of notes. Walter Industries will provide a schedule of its calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of its calculations without independent verification. The trustee will forward Walter Industries' calculations to any holder of notes upon the request of that holder.

Trustee, Paying Agent and Conversion Agent

        Walter Industries has appointed The Bank of New York Trust Company, N.A., the trustee under the indenture, as paying agent, conversion agent, note registrar and custodian for the notes. The trustee or its affiliates may also provide banking and other services to Walter Industries in the ordinary course of their business.

Notices

        Except as otherwise described herein, notice to registered holders of the notes will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing.

Rule 144A Information Request

        Walter Industries will furnish to the holders or beneficial holders of the notes or the underlying common stock and prospective purchasers, upon their request, the information, if any, required under Rule 144A(d)(4) under the Securities Act until such time as such securities are no longer "restricted securities" within the meaning of Rule 144 under the Securities Act, assuming these securities have not been owned by an affiliate of Walter Industries.

Governing Law

        The notes and the indenture are governed by, and will be construed in accordance with, the laws of the State of New York.

Form, Denomination, Exchange, Registration and Transfer

        The notes were issued:

  •
  in fully registered form;

  •
  without interest coupons; and

  •
  in denominations of $1,000 principal amount and integral multiples of $1,000.

Holders may present notes for conversion, registration of transfer and exchange at the office maintained by Walter Industries for such purpose, which will initially be the Corporate Trust Office of the trustee in The City of New York.

Payment and Paying Agent

        Walter Industries will maintain an office in the Borough of Manhattan, The City of New York, where Walter Industries will pay the principal on the notes and you may present the notes for conversion, registration of transfer or exchange for other denominations, which shall initially be an office or agency of the trustee. Walter Industries may pay interest on any notes represented by the registered certificated securities referred to below by check mailed to your address as it appears in the note register, provided that if you are a holder with an aggregate principal amount in excess of $10.0 million, you will be paid, at your written election, by wire transfer in immediately available funds.

        Payments on the notes represented by the global note referred to below will be made to The Depository Trust Company, New York, New York, or its nominee, as the case may be, as the registered owner thereof, in immediately available funds. Walter Industries expects that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. Walter Industries also expects that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments. Transfers between participants in DTC will be effected in accordance with DTC rules and will be settled in immediately available funds.

Book-Entry Delivery and Settlement

        Walter Industries initially issued the notes in the form of one permanent global note in definitive, fully registered, book-entry form. The global note was deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

        DTC has advised Walter Industries as follows:

  •
  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

  •
  DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates.

  •
  Direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations.

  •
  DTC is owned by a number of its direct participants and by the NYSE, the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.

  •
  Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

  •
  The rules applicable to DTC and its participants are on file with the SEC.

        Walter Industries has provided the following descriptions of the operations and procedures of DTC solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by them from time to time. Neither Walter Industries nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

        Walter Industries expects that under procedures established by DTC:

  •
  Upon deposit of a global note with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the initial purchasers with portions of the principal amounts of the global note.

  •
  Ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

        The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

        So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or the global note.

        Notes represented by a global security will be exchangeable for registered certificated securities with the same terms only if: (1) DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by Walter Industries within 90 days; (2) Walter Industries decides to discontinue use of the system of book-entry transfer through DTC (or any successor depositary); or (3) a default under the indenture occurs and is continuing and the trustee requests that certificated notes be issued. Neither Walter Industries nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.

Registration Rights

        Walter Industries entered into a registration rights agreement with the initial purchasers pursuant to which we have filed the shelf registration statement of which this prospectus forms a part covering resales of the notes and the common stock issuable upon conversion of the notes pursuant to Rule 415 under the Securities Act.

        In addition, we have agreed for the benefit of the holders of the notes and the common stock issuable upon conversion of the notes that we will, at our cost:

  •
  use reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act no later than 210 days after the first date of original issuance of the notes; and

  •
  keep the shelf registration statement effective until the earlier of:

  •
  the second anniversary of the last date of original issuance of the notes;

  •
  the expiration of the holding period applicable to the notes and the shares of common stock issuable upon conversion of the notes held by non-affiliates under Rule 144(k); and

  •
  such time as all of the notes and the common stock issuable upon conversion thereof cease to be outstanding or have been sold either pursuant to the shelf registration statement or pursuant to Rule 144 under the Securities Act or any similar provision then in force.

        Walter Industries may suspend the availability of the shelf registration statement or the use of the prospectus that is part of the shelf registration statement during specified periods under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events. Walter Industries will not specify the nature of the event giving rise to a suspension in any notice to the holders of the notes.

        Any suspension period shall not exceed an aggregate of:

  •
  45 days in any 90-day period; or

  •
  120 days for all periods in any 360-day period.

        Walter Industries will pay predetermined additional interest to holders of notes required to bear the legend set forth in "Transfer Restrictions" if the shelf registration statement is not timely filed or made effective as described above or if the prospectus is unavailable for periods in excess of those permitted above.

        This additional interest will accrue until the earlier of:

  •
  a failure to file or become effective or unavailability is cured, and

  •
  the date the registration statement is no longer required to be kept effective at a rate per year equal to 0.25% of the outstanding principal amount thereof for the first 90 days after the occurrence of the event and 0.50% of the outstanding principal amount thereof after the first 90 days. In no event will additional interest exceed 0.50% per year.

        The additional interest will accrue from and include the date on which the registration default occurs to but excluding the date on which all registration defaults have been cured. If a holder converts some or all of its notes into common stock when there exists a registration default with respect to the common stock, the holder will not be entitled to receive additional interest on such common stock, but will receive additional shares upon conversion equal to 3% of the applicable conversion rate for each $1,000 principal amount at maturity of notes (except to the extent Walter Industries elects to deliver cash upon conversion). In addition, such holder will receive, on the settlement date for any notes submitted for conversion during a registration default, accrued and unpaid additional interest to the conversion date relating to such settlement date. If a registration default with respect to the common stock occurs after a holder has converted its notes into common stock, such holder will not be entitled to any compensation with respect to such common stock. Except as set forth above, Walter Industries shall have no other liability for monetary damages with respect to any registration default.

        A holder who elects to sell securities pursuant to the shelf registration statement will:

  •
  be required to be named as a selling securityholder in the related prospectus;

  •
  be required to deliver a prospectus to purchasers;

  •
  be subject to the civil liability provisions under the Securities Act in connection with any sales; and

  •
  be subject to the provisions of the registration rights agreement, including indemnification provisions.

        Under the registration rights agreement Walter Industries will:

  •
  pay all expenses of the shelf registration statement;

  •
  provide each registered holder with copies of the prospectus;

  •
  notify holders when the shelf registration statement has become effective; and

  •
  take other reasonable actions as are required to permit unrestricted resales of the notes and common stock issued upon conversion of the notes in accordance with the terms and conditions of the registration rights agreement.

The summary herein of certain provisions of the registration rights agreement is subject to, and is qualified in its entirety by reference to, all of the provisions of the registration rights agreement, a copy of which was filed as an exhibit to the registration statement of which this prospectus forms a part.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facilities

        Walter Industries is the borrower under the $500.0 million senior secured credit facilities (together, the "senior secured credit facilities"), which consist of a $245.0 million senior secured revolving credit facility that matures on April 17, 2008 and a $255.0 million senior secured term loan facility, among the lenders party thereto, Bank of America, N.A., as administrative agent, and SunTrust Bank, as syndication agent. In April 2004, Walter Industries repaid the term loan portion of the senior secured credit facilities with the proceeds from the original offering of notes. At June 30, 2004, there were approximately $12.3 million of borrowings under the $245.0 million senior secured revolving credit facility. The senior secured revolving credit facility includes a sub-facility for trade and other standby letters of credit in an amount up to $100.0 million at any time outstanding. At June 30, 2004, the interest rate on the senior secured revolving credit facility was a floating rate of LIBOR plus 3.5%. At June 30, 2004, letters of credit with a face amount of $64.1 million were outstanding and approximately $168.6 million was available under the senior secured revolving credit facility. The senior secured revolving credit facility is secured by the stock of substantially all of our subsidiaries and by certain of the assets of Walter Industries and certain of our subsidiaries and are guaranteed on a senior, unsubordinated basis by substantially all of our subsidiaries.

        The senior secured revolving credit facility contains a number of significant covenants that, among other things, restricts the ability of Walter Industries and certain of our subsidiaries to dispose of assets, incur additional indebtedness, redeem debt that is junior in right of payment, pay dividends and repurchase stock, create liens on assets, enter into capital leases, make investments or acquisitions, engage in mergers or consolidations, engage in certain transactions with subsidiaries and affiliates, and otherwise restricts corporate activities (including changes of control). In addition, under the senior secured revolving credit facility, Walter Industries and certain of our subsidiaries are required to maintain specified financial ratios and comply with certain other financial tests including:

  •
  a consolidated interest coverage ratio (the ratio of EBITDA to cash senior debt interest expense (excluding interest on mortgage-backed securities) for the Company and its Restricted Subsidiaries) as of the end of each four-quarter period of at least 3.50 to 1.00;

  •
  a consolidated leverage ratio (the ratio of senior debt to EBITDA for the Company and its Restricted Subsidiaries) at all times of not more than 2.75 to 1.00; and

  •
  a consolidated fixed charge coverage ratio (the ratio of EBITDA less capital expenditures and cash income taxes to senior debt cash interest expense plus dividends and senior debt principal payments for Walter Industries' and its Restricted Subsidiaries) as of the end of each four-quarter period of at least 1.25 to 1.00.

        EBITDA, as defined in our senior secured revolving credit facility, excludes the EBITDA generated by our financing subsidiary, and substitutes instead the cash released to Walter Industries from its ownership of the residual beneficial interest in the Trusts and the net cash proceeds in excess of required repayments of the variable funding loan facility described below from the periodic issuance of asset-backed notes. EBITDA also includes, to the extent deducted in computing consolidated net income, certain non-cash restructuring charges, non-cash write-downs of goodwill and asset impairments and excludes, to the extent not already deducted in computing consolidated net income, cash expenditures made on or after July 1, 2004 in connection with post employment benefits.

        Our failure to comply with the covenants in the senior secured revolving credit facility could result in an event of default, which, if not cured, amended, or waived, could result in our senior indebtedness becoming immediately due and payable.

Mortgage-Backed and Asset-Backed Notes and Variable Funding Loan Facility

        The Trusts organized by Mid-State, our wholly-owned subsidiary, are the borrowers under our outstanding mortgage-backed and asset-backed notes (the "trust notes"), which consist of seven series of public debt, and a $400.0 million warehouse credit facility (the "variable funding loan facility"). These borrowings provide financing for instalment notes receivable and mortgage assets purchased by Mid-State. These instalment notes receivable and mortgage assets are deposited into the Trusts. Upon deposit, these instalment notes and mortgage assets become assets of the Trusts and are not available to satisfy claims of general creditors of Walter Industries and its subsidiaries. The trust notes and the variable funding loan facility are to be satisfied solely from the proceeds of the underlying instalment notes receivable and mortgages and are non-recourse to Walter Industries and its subsidiaries.

        The six series of trust notes outstanding as of June 30, 2004 have estimated final maturities between 2027 and 2038 and bear interest at fixed rates ranging from 5.44% to 8.33%. As of June 30, 2004, we had approximately $1.8 billion aggregate principal amount of trust notes outstanding, which bore a weighted average interest rate of 7.0%. Mid-State completed its Mid-State Capital Corporation 2004-1 Trust offering of $294 million in asset-backed bonds on July 15, 2004. The notes were issued in four separate classes with a single maturity date of August 2037 and with a weighted-average, fixed-interest coupon of 6.64%. The variable funding loan facility matures on January 31, 2005 and bears interest at a floating rate based on the cost of A-1 and P-1 rated commercial paper plus 0.35% and a facility fee on the committed amount of 0.40%. As of June 30, 2004, the weighted average interest rate was 1.87% and there was $205.8 million outstanding under this facility and $194.2 million available under the facility. Mid-State is the depositor in respect of and sole beneficiary of the Trusts. It also acts primarily as the servicer for the Trusts, in which capacity it, among other things, collects payments on accounts, prepares and delivers monthly reports in respect of payments made under the accounts and is responsible for ensuring the maintenance of any required insurance policies on the properties in respect of the accounts. In its role as servicer, Mid-State is entitled to a fee. Under the related servicing agreement, certain failures by the servicer will constitute an event of default which may lead to the replacement of the servicer. Under the terms of the trust notes, Mid-State may be required to repurchase or replace accounts deposited with a Trust in the event that (1) certain breaches of representations and warranties by Mid-State have not been cured or (2) such accounts were not originated in compliance with federal, state or local laws. In addition, Mid-State will also be required to reimburse the Trust for any damages or costs incurred as a result of a breach of its representations as to compliance with laws. Mid-State, as depositor, may, at its option, redeem all (but not less than all) of a series of trust notes under certain circumstances.

        The variable funding loan facility contains covenants that, among other things, restrict the ability of the borrower Trust to dispose of assets, engage in other businesses, create liens, engage in mergers or consolidations and otherwise restricts corporate activities. In addition, under certain circumstances, if the value of the mortgage assets securing the facility has decreased, the lender under the variable funding loan facility has right to require us to transfer additional mortgages to the lender or to repay a portion of the outstanding borrowings. Events of default under the variable funding loan facility include customary events of default such as non-payment, bankruptcy, compliance with covenants, material adverse change, as well as asset quality tests consisting of average consecutive three month delinquency and default ratios of 2.5% and 5.0%, respectively. The borrower Trust's failure to comply with the covenants in the variable funding loan facility could result in an event of default, which, if not cured, amended or waived, could result in the entire principal balance and accrued interest becoming immediately due and payable. A default under the variable funding loan facility that remains uncured might result in the curtailment of our loan production activities and negatively affect our ability to securitize our loan production.

DESCRIPTION OF CAPITAL STOCK

General

        Our Amended and Restated Certificate of Incorporation dated October 14, 1998 authorizes the issuance of 200,000,000 shares of common stock with a par value of $0.01 per share. We are not currently permitted to issue preferred stock. As of the close of business on June 30, 2004, our issued and outstanding capital stock consisted of 37,111,223 shares of common stock, and 18,774,097 shares held as treasury stock, and no shares of preferred stock. The following summaries of the material terms and provisions of our common stock do not purport to be complete and are subject to, and qualified in their entirety by (i) the provisions of our Amended and Restated Certificate of Incorporation, (ii) our Amended and Restated By-laws; and (iii) the Delaware General Corporation Law.

Common Stock

        Voting Rights.    Each holder of our common stock is entitled to one vote per share held of record on all matters as to which stockholders are entitled to vote. There are no cumulative voting rights in the election of directors. The quorum required at any stockholders' meeting for consideration of any matter is a majority of the issued and outstanding shares of our common stock, represented in person or by proxy.

        Dividend Rights.    Holders of our common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available for that purpose, subject to preferences that may be applicable to any outstanding preferred stock and any other provisions of our Amended and Restated Certificate of Incorporation.

        Rights Upon Liquidation.    In the event of any liquidation, dissolution or winding up, the holders of our common stock are entitled, after payment of all of our obligations, and subject to the rights of holders of shares of any outstanding preferred stock, to receive pro rata any assets distributable to stockholders in respect of shares held by them.

        Miscellaneous.    All of the outstanding shares of our common stock are fully paid and non-assessable. Holders of common stock have no preemptive or other rights to subscribe for additional shares. No shares of common stock are subject to redemption or a sinking fund.

        Listing.    The common stock is listed on the NYSE under the symbol "WLT."

        Common Stock Available for Issuance.    As of June 30, 2004, we had granted options under our stock incentive plan to purchase an aggregate of 5,094,112 shares of common stock (with options relating to 3,398,049 shares of common stock currently exercisable). As of that date, we held 18,774,097 shares of common stock in treasury that could be used to satisfy our current obligations under our stock plans.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is The Bank of New York.

Certain Effect of Authorized But Unissued Capital Stock

        As of June 30, 2004, we had 144,114,680 shares of common stock available for future issuance without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital, facilitating corporate acquisitions or paying a dividend on our capital stock.

        The existence of unissued and unreserved shares of common stock may enable our Board of Directors to issue shares to persons friendly to current management. In addition, if we amended our constituting documents to allow for the issuance of preferred stock, such an issuance could render more difficult or discourage a third party's attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management, and could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Specific Provisions of Our Charter and By-Laws and Delaware Law

Amended and Restated Certificate of Incorporation; Amended and Restated By-laws

        Constitution of Board of Directors.    Our Amended and Restated By-Laws provide that the Board of Directors must consist of not less than five and not more than 13 directors. Our Amended and Restated By-laws provide that any vacancies may be filled by the affirmative vote of a majority of the remaining directors, even if those directors constitute less than a quorum, by the sole remaining director or by the stockholders.

        Removal of Directors; Vacancies.    Pursuant to the Delaware General Corporation Law, our Amended and Restated By-laws provide that any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Any vacancies on our Board or newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director or by our stockholders.

        Stockholder Action.    Our Amended and Restated By-laws provide that special meetings of stockholders can be called only by our president, or by our president or secretary if directed by a majority of the entire Board.

        Amendment.    Pursuant to the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation and our Amended and Restated By-laws may generally be amended by the affirmative vote of the holders of a majority of the voting power of the outstanding stock. All of the provisions of our Amended and Restated By-laws may also be amended by the Board of Directors by vote of a majority of the whole Board, subject to the right of the stockholders to alter or repeal such amendments of the Amended and Restated By-laws adopted by the Board as described above.

        Limitation of Liability; Indemnification.    Our Amended and Restated Certificate of Incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as otherwise provided under the Delaware General Corporation Law. The effect of these provisions is to eliminate the rights of Walter Industries and its stockholders to recover monetary damages against a director for breach of fiduciary duty of care as a director except in certain limited situations. These provisions do not limit or eliminate rights of us or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's fiduciary duty of care. In addition, our Amended and Restated Certificate of Incorporation provides that we shall indemnify any current or former director, officer, employee or agent against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person by reason of such person's position with Walter Industries or by reason of the fact that such person is or was serving, at our request, as a director, officer, partner, trustee, employee or agent of us or of another enterprise.

Delaware Law

        We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain "business combinations" with any "interested stockholder" for a three-year period following the time that the stockholder became an interested stockholder unless:

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    prior to such time, our Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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    upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

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    at or subsequent to that time, the business combination is approved by our Board of Directors and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        Generally, a "business combination" includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who together with that person's affiliates and associates owns, or within the previous three years did own, 15% or more of our voting stock.

        Under certain circumstances, Section 203 makes it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring our company to negotiate in advance with our Board of Directors because the stockholder approval requirement would be avoided if our Board of Directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our Board of Directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Registration Rights Agreements

        The four KKR Affiliates that hold our common stock exercised their rights under the registration rights agreements described below to require us to register all of their shares of our common stock, and we filed a registration statement for such shares on July 19, 2004.

Common Stock Registration Rights Agreement

        We entered into a registration rights agreement (the "Common Stock Registration Rights Agreement"), dated as of March 17, 1995, with certain holders of our common stock, including three of the four KKR Affiliates (collectively, the "Common Stock Holders"), pursuant to which one or more Common Stock Holders holding 5% or more of the total number of outstanding shares of our common stock then held by the Common Stock Holders may, subject to the terms of the Common Stock Registration Rights Agreement, require us on one occasion to register sales of all or part of the common stock they hold from time to time. In addition, we have also granted the Common Stock Holders piggy-back registration rights in connection with registered offerings of common stock that we propose (other than any registration of any securities on Form S-4 or Form S-8).

        We have agreed to bear all expenses incurred in connection with those registrations other than underwriting discounts and commissions and transfer taxes, except in limited circumstances. In addition, we have agreed to indemnify the persons whose shares we register pursuant to the Common Stock Registration Rights Agreement, each other person who participates as an underwriter in such offering, each other person who controls such offerors or underwriters and their respective directors, officers, partners, agents and affiliates against certain liabilities, including liabilities under the Securities Act.

        Pursuant to the Common Stock Registration Rights Agreement, each Common Stock Holder has agreed, if required by the managing underwriter of any underwritten offering and except as required otherwise under applicable law, not to sell any of our equity securities during the 10 days preceding or 120 days following the effective date of an underwritten registration under the Common Stock Registration Rights Agreement. The Company has agreed not to (and to cause certain other holders of equity securities acquired after March 17, 1995 to agree not to) effect any public offering and sale of our common stock pursuant to an effective registration statement during such period of time.

        In April 2004, we entered into an amendment to the Common Stock Registration Rights Agreement and the Channel One Registration Rights Agreement described below whereby we agreed to extend to two years (subject to agreed upon exceptions) the effective period of any shelf registration statement registering sales of shares of our common stock pursuant to a demand registration.

Channel One Registration Rights Agreement

        We entered into a registration rights agreement dated as of September 12, 1995 (the "Channel One Registration Rights Agreement") with Channel One Associates, L.P. ("Channel One"), the fourth KKR Affiliate, pursuant to which we agreed to include all shares of our common stock owned by Channel One in each registration statement filed by us pursuant to the Common Stock Registration Rights Agreement, to the extent that the Company may do so without breaching any of its obligations under the Common Stock Registration Rights Agreement and otherwise on the terms and subject to the conditions of the Common Stock Registration Rights Agreement that are applicable to the shares of our common stock owned by Common Stock Holders. The Channel One Registration Rights Agreement provides that certain provisions of the Common Stock Registration Rights Agreement are binding upon and applicable to the parties thereto, including those provisions described above relating to expenses, indemnification, postponements and suspensions.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership, and disposition of the notes, and where noted, the common stock, as of the date of this prospectus. Except where noted, this summary deals only with a note held as a capital asset by a U.S. holder, and it does not deal with special situations. For example, this summary does not address:

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    tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, persons holding the notes in a tax-deferred or tax-advantaged account or insurance companies;

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    the United States federal income tax consequences to shareholders in, or partners or beneficiaries of, an entity that is a holder of a note;

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    tax consequences to persons holding the notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

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    tax consequences to holders of the notes whose "functional currency" is not the U.S. dollar;

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    alternative minimum tax consequences, if any; or

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    any state, local or foreign tax consequences.

        The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the Code), and regulations, rulings and judicial decisions as of the date of this prospectus. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.

        If a partnership holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your own tax advisors.

        No statutory, administrative or judicial authority directly addresses the treatment of the notes or instruments similar to the notes for U.S. federal income and estate tax purposes. The Internal Revenue Service (which we refer to as the "IRS") issued Revenue Ruling 2002-31 addressing the United States federal income tax classification and treatment of instruments substantially similar to the notes, and concluded that the instruments addressed in that published guidance were subject to the regulations governing contingent payment debt instruments (the "Contingent Debt Regulations"). This ruling supports certain aspects of the treatment described below. However, Revenue Ruling 2002-31 is limited to its particular facts. In addition, no rulings have been sought or are expected to be sought from the IRS with respect to any of the U.S. federal income tax consequences discussed below. As a result, we cannot assure you that the IRS will agree with the tax characterizations and the tax consequences described below.

        If you are considering purchasing the notes, you should consult your own tax advisors concerning the U.S. federal income tax consequences in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction.

U.S. Holders

        The following discussion is a summary of certain U.S. federal income tax consequences that will apply to you if you are a U.S. holder of notes.

        For purposes of this discussion, a U.S. holder is a beneficial owner of a note who or which is:

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    a citizen or resident of the United States;

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    a corporation or partnership, including any entity treated as a corporation or partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States or any political subdivision of the United States;

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    an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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    a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Classification of the Notes

        Under the indenture governing the notes, we and each holder of the notes agree, for U.S. federal income tax purposes, to treat the notes as indebtedness that is subject to the Contingent Debt Regulations in the manner described below. In addition, under the indenture, each holder will be deemed to have agreed to treat the fair market value of our common stock received by such holder upon conversion as a contingent payment and to accrue interest with respect to the notes as original issue discount for United States federal income tax purposes according to the "noncontingent bond method," set forth in section 1.1275-4(b) of the Treasury Regulations, using the comparable yield (as defined below) compounded semiannually and the projected payment scheduled determined by us. The remainder of this discussion assumes that the notes will be so treated and does not address any possible differing treatments of the notes. However, the application of the Contingent Debt Regulations to instruments such as the notes is uncertain in several respects, and no rulings have been sought from the IRS or a court with respect to any of the tax consequences discussed below. Accordingly, no assurance can be given that the IRS or a court will agree with the treatment described herein. Any differing treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in the notes. In particular, a holder might be required to accrue original issue discount at a lower rate, might not recognize income, gain or loss upon conversion of the notes to common stock, and might recognize capital gain or loss upon a taxable disposition of its notes. Holders should consult their tax advisors concerning the tax treatment of holding the notes.

Accrual of Interest

        Under the Contingent Debt Regulations, actual cash payments on the notes, including payments of contingent interest, if any, will not be reported separately as taxable income, but will be taken into account under such regulations. As discussed more fully below, the effect of these Contingent Debt Regulations will be to:

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    require you, regardless of your usual method of tax accounting, to use the accrual method with respect to the notes;

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    require you to accrue original issue discount at the comparable yield (as described below) which will be substantially in excess of interest payments actually received by you; and

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    generally result in ordinary rather than capital treatment of any gain, and to some extent loss, on the sale, exchange, repurchase or redemption of the notes.

        You will be required to accrue an amount of ordinary interest income, as original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the notes that equals:

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    the product of (i) the adjusted issue price (as defined below) of the notes as of the beginning of the accrual period; and (ii) the comparable yield (as defined below) of the notes, adjusted for the length of the accrual period;

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    divided by the number of days in the accrual period; and

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    multiplied by the number of days during the accrual period that you held the notes.

        The issue price of a note was the first price at which a substantial amount of the notes was sold to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a note is its issue price increased by any original issue discount previously accrued, determined without regard to any adjustments to original issue discount accruals described below, and decreased by the projected amounts of any payments previously made with respect to the notes. If you purchase a note at a price other than its issue price, see the discussion under "—Purchasers of Notes at a Price other than the Adjusted Issue Price."

        Under the Contingent Debt Regulations, you will be required to include original issue discount in income each year, regardless of your usual method of tax accounting, based on the comparable yield of the notes. We have determined the comparable yield of the notes based on the rate, as of the initial issue date, at which we would issue a fixed-rate, nonconvertible debt instrument with no contingent payments but with terms and conditions similar to the notes. Accordingly, we have determined that the comparable yield is an annual rate of 7.75%, compounded semi-annually. If the comparable yield were successfully challenged by the IRS, the redetermined yield could be materially greater or less than the comparable yield provided by us. Moreover, in such event, the projected payment schedule could differ materially from the projected payment schedule provided by us.

        We are required to furnish to you the comparable yield and, solely for tax purposes, a projected payment schedule that includes the actual interest payments, if any, on the notes and estimates the amount and timing of contingent interest payments and payment upon maturity on the notes taking into account the fair market value of the common stock that might be paid upon a conversion of the notes. You may obtain the projected payment schedule by submitting a written request for it to us at the address set forth in "Where You Can Find Additional Information". By purchasing the notes, you agree in the indenture to be bound by our determination of the comparable yield and projected payment schedule. For U.S. federal income tax purposes, you must use the comparable yield and the schedule of projected payments in determining your original issue discount accruals, and the adjustments thereto described below, in respect of the notes.

        The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of your original issue discount and adjustments thereof in respect of the notes and do not constitute a projection or representation regarding the actual amount of the payments on a note.

Adjustments to Interest Accruals on the Notes

        If the actual contingent payments made on the notes differ from the projected contingent payments, adjustments will be made for the difference. If, during any taxable year, you receive actual payments with respect to the notes for that taxable year that in the aggregate exceed the total amount of projected payments for the taxable year, you will incur a positive adjustment equal to the amount of such excess. Such positive adjustment will be treated as additional original issue discount in such taxable year. For these purposes, the payments in a taxable year include the fair market value of property received in that year, including the fair market value of our common stock received upon conversion. If you receive in a taxable year actual payments with respect to the notes for that taxable year that in the aggregate are less than the amount of projected payments for that taxable year, you will incur a negative adjustment equal to the amount of such deficit. A negative adjustment will:

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    first, reduce the amount of original issue discount required to be accrued in the current year;

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    second, any negative adjustments that exceed the amount of original issue discount accrued in the current year will be treated as ordinary loss to the extent of your total prior original issue discount inclusions with respect to the notes, reduced to the extent such prior original issue discount was offset by prior negative adjustments; and

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    third, any excess negative adjustments will be treated as a regular negative adjustment in the succeeding taxable year or to reduce the amount realized on the sale, exchange, conversion or retirement of the notes.

Sale, Exchange, Conversion or Redemption

        Upon the sale, exchange, conversion, repurchase (including by third party purchasers) or redemption of a note, you will recognize gain or loss equal to the difference between your amount realized and your adjusted tax basis in the notes. As a holder of a note, you agree that under the Contingent Debt Regulations, we will report the amount realized as including the fair market value of our stock that you receive on conversion as a contingent payment. Such gain on a note generally will be treated as ordinary income. Loss from the disposition of a note will be treated as ordinary loss to the extent of your prior net original issue discount inclusions with respect to the notes. Any loss in excess of that amount will be treated as capital loss, which will be long-term if the notes were held for greater than one year. The deductibility of net capital losses by individuals and corporations is subject to limitations.

        Special rules apply in determining the adjusted tax basis of a note. Your tax basis in a note is generally increased by original issue discount (before taking into account any adjustments) you previously accrued on the notes, and reduced by the projected amount of any payments previously scheduled to be made on the notes (without regard to the actual amount paid).

        Under this treatment, your adjusted tax basis in the common stock received upon conversion of a note will equal the then current fair market value of such common stock. Your holding period for our common stock received will commence on the day immediately following the date of conversion. Given the uncertain tax treatment of instruments such as the notes, you should contact your tax advisers concerning the tax treatment on conversion of a note and the ownership of the common stock.

Purchasers of Notes at a Price other than the Adjusted Issue Price

        If you purchase a note in the secondary market for an amount that differs from the adjusted issue price of the note at the time of purchase, you will be required to accrue original issue discount on the note in accordance with the comparable yield even if market conditions have changed since the date of issuance. You must reasonably determine whether the difference between the purchase price for a note and the adjusted issue price of a note is attributable to a change in expectations as to the contingent amounts potentially payable in respect of the note, a change in interest rates since the note were issued, or both, and allocate the difference accordingly. Adjustments allocated to a change in interest rates will cause, as the case may be, a "positive adjustment" or a "negative adjustment" to your original issue discount inclusion. If the purchase price of a note is less than its adjusted issue price, a positive adjustment will result, and if the purchase price is more than the adjusted issue price of a note, a negative adjustment will result.

        To the extent that an adjustment is attributable to a change in interest rates, it must be reasonably allocated to the daily portions of original issue discount over the remaining term of the note. To the extent that the difference between your purchase price for the note and the adjusted issue price of the note is attributable to a change in expectations as to the contingent amounts potentially payable in respect of the note (and not to a change in the market interest rates), you will be required to reasonably allocate that difference to the contingent payments. Adjustments allocated to the contingent payments will be taken into account when the contingent payments are made. Any negative or positive adjustment of the kind described above made by you will decrease or increase, respectively, your tax basis in the note.

        Certain U.S. holders will receive Forms 1099-OID reporting original issue discount accruals on their note. Those forms will not, however, reflect the effect of any positive or negative adjustments resulting from your purchase of a note in the secondary market at a price that differs from its adjusted issue price on the date of purchase. You are urged to consult your tax advisor as to whether, and how, such adjustments should be made to the amounts reported on any Form 1099-OID.

Constructive Distributions

        The conversion rate of the notes will be adjusted in certain circumstances. Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to you. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution to you. Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, the U.S. holders of notes may be deemed to have received a distribution even though they have not received any cash or property as a result of such adjustments. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules under the Code. It is not clear whether a constructive dividend deemed paid to you would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received under recently enacted legislation. It is also unclear whether corporate holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends.

Non-U.S. Holders

        The following is a summary of the U.S. federal tax consequences that will apply to you if you are a non-U.S. holder of notes or shares of common stock. The term "non-U.S. holder" means a beneficial owner of a note or share of common stock that is not a U.S. holder.

        Special rules may apply to certain non-U.S. holders such as "controlled foreign corporations", "passive foreign investment companies", "foreign personal holding companies", corporations that accumulate earnings to avoid federal income tax or, in certain circumstances, individuals who are U.S. expatriates. Such non-U.S. holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Payments with Respect to the Notes

        The 30% U.S. federal withholding tax will not apply to any payment to you of principal or interest (including amounts taken into income under the accrual rules described above under "—U.S. Holders" and a payment of common stock pursuant to a conversion) on a note, provided that:

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    interest paid on the note is not effectively connected with your conduct of a trade or business in the United States;

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    you do not actually, indirectly or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of Section 871(h)(3) of the Code;

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    you are not a controlled foreign corporation that is related to us directly or indirectly through stock ownership;

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    you are not a bank whose receipt of interest (including original issue discount) on a note is described in Section 881(c)(3)(A) of the Code;

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    our common stock continues to be actively traded within the meaning of Section 871(h)(4)(C)(v)(I) of the Code and we are not a "U.S. real property holding corporation"; and

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    (a) you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN (or successor form)) or (b) you hold your notes through certain foreign intermediaries and you satisfy the certification requirements of applicable Treasury regulations.

Special certification rules apply to holders that are pass-through entities.

        If you cannot satisfy the requirements described above, payments of interest (including original issue discount) will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest (including original issue discount) paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

        If you are engaged in a trade or business in the United States and interest (including original issue discount) on a note is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax on that interest on a net income basis (although exempt from the 30% withholding tax if you satisfy the certification requirement described under "Payments with Respect to the Notes") in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a "branch profits tax" equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States.

        To the extent that any common stock received upon the conversion of the notes by you is subject to U.S. withholding tax, we may recoup or set-off against any amount owed to you, including, but not limited to, the common stock to be issued to you upon conversion, or any actual cash dividends or distributions subsequently made with respect to such common stock, the applicable U.S. federal withholding tax that we are required to pay on your behalf.

Payments on Common Stock and Constructive Dividends

        Any dividends paid to you with respect to the shares of common stock (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the number of shares of common stock to be issued upon conversion, see "—U.S. Holders—Constructive Distributions" above) will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to you, including, but not limited to, interest, shares of your common stock or sales proceeds subsequently paid or credited to you. However, dividends that are effectively connected with the conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        A non-U.S. holder of shares of common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

        As more fully described under "Description of Notes—Registration Rights," upon the occurrence of certain enumerated events we may be required to deliver additional shares of common stock to you. Delivery of such additional shares may be subject to federal withholding.

Sale, Exchange or Redemption or Repurchase of Shares of Common Stock

        Any gain realized upon the sale, exchange, redemption, repurchase or other disposition of a share of common stock generally will not be subject to U.S. federal income tax unless:

    •
    that gain is effectively connected with the conduct of a trade or business in the United States by you,

    •
    you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or

    •
    we are or have been a "U.S. real property holding corporation" for U.S. federal income tax purposes.

        An individual non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax on the net gain derived from the sale. An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the holder is not considered a resident of the United States. A non-U.S. holder that is a foreign corporation and is described in the first bullet point above will be subject to tax on gain under regular graduated U.S. federal income tax rates and, in addition, may be subject to a "branch profits tax" at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

        We have not determined whether we are a "U.S. real property holding corporation" for U.S. federal income tax purposes. If we are or become a "United States real property holding corporation" and our common stock is and continues to be regularly traded on an established securities market, only a non-United States holder of common stock who holds or held (at any time during the shorter of the five year period preceding the date of disposition or the holder's holding period) more than 5% of our common stock will be subject to United States federal income tax on the disposition of our common stock.

U.S. Federal Estate Tax

        The U.S. federal estate tax will not apply to notes owned by you at the time of your death, provided that any payment to you on the notes, including original issue discount, would be eligible for exemption from the 30% federal withholding tax under the rules described under "Payments with Respect to the Notes" without regard to the sixth bullet point. However, shares of common stock held by you at the time of your death will be included in your gross estate for U.S. federal estate tax purposes unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

        If you are a U.S. holder of notes or shares of common stock, information reporting requirements generally will apply to all payments we make to you and the proceeds from a sale of a note or share of common stock made to you, unless you are an exempt recipient such as a corporation. A backup withholding tax will apply to those payments if you fail to provide a taxpayer identification number, or a certification of exempt status, or if you fail to report in full interest and dividend income.

        In general, if you are a non-U.S. holder, you will not be subject to backup withholding with respect to payments that we make to you provided that we do not have actual knowledge or reason to know that you are a U.S. person and you have given us the statement described above under "—Payments With Respect to the Notes." We must report annually to the IRS and to each non-U.S. holder the amount of interest and dividends paid to such holder and the tax withheld with respect to such interest and dividends, regardless of whether withholding was required. Copies of the information returns reporting such interest and dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

        In addition, if you are a non-U.S. holder, payments of the proceeds of a sale of a note or share of common stock within the United States or conducted through certain U.S.-related financial intermediaries are subject to both backup withholding and information reporting unless you certify under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a U.S. person) or you otherwise establish an exemption.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase or holding of the notes and the common stock issuable on conversion of the notes by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements (each, a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. In considering an investment in the notes (or the common stock issuable on conversion of the notes) of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of Section 3(14) ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person, including a fiduciary who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. The acquisition and/or holding of the notes (or the shares issued on conversion of the notes) by an ERISA Plan with respect to which we or any manager or initial purchaser are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the "DOL") has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of the notes (or the common stock issuable on conversion of the notes). These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

Representation

        Accordingly, by acceptance of a note (or the common stock issuable on conversion of a note), each purchaser and subsequent transferee of a note (or the common stock issuable on conversion of a note) will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire the notes (or the common stock issuable on conversion of the notes) constitutes assets of any Plan or (ii) the purchase and holding of the notes (or the common stock issuable on conversion of the notes) by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws. The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any employee benefit plan, consult with their counsel to determine whether the purchase and holding of the notes (or the common stock issuable on conversion of the notes) could result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or violation of any applicable similar laws.

SELLING SECURITYHOLDERS

        We originally issued the notes in a private placement that was completed on April 20, 2004. The initial purchasers of the notes have advised us that the notes were resold by the initial purchasers to qualified institutional buyers under Rule 144A under the Securities Act. Selling securityholders, including their transferees, pledgees, donees or their successors, may offer and sell the notes and the underlying common stock pursuant to this prospectus.

        The following table sets forth information as of October 6, 2004 about the principal amount of notes and the underlying common stock beneficially owned by each selling securityholder that may be offered using this prospectus.

Name	Principal Amount of Notes Beneficially Owned That May Be Sold	Percentage of Notes Outstanding	Maximum Number of Shares and Percentage of Common Stock Owned that May Be Offered Hereunder(1)		Number of Shares and Percentage of Common Stock Owned after the Sale of the Maximum Number of Shares
			Number	%(2)	Number	%
Banc of America Securities LLC(3)	$10,000,000	5.71%	560,303	1.49%	—	—
Basso Holdings Ltd.	$2,000	*	112	*	—	—
BNP Paribas Equity Strategies, SNC(3)	$2,208,000	1.26%	123,714	*	85	*
BP Amoco PLC Master Trust	$907,000	*	50,819	*	—	—
Canyon Capital Arbitrage Master Fund, Ltd.(3)	$6,450,000	3.69%	361,395	*	—	—
Canyon Value Realization Fund, L.P.(3)	$3,225,000	1.84%	180,697	*	—	—
Canyon Value Realization MAC 18, Ltd. (RMF)(3)	$1,290,000	*	72,279	*	—	—
CNH CA Master Account, L.P.	$1,950,000	1.11%	109,259	*	—	—
CooperNeff Convertible Strategies (Cayman) Master Fund, LP	$2,328,000	1.33%	130,438	*	—	—
CQS Convertible and Quantitative Strategies Master Fund Limited	$4,000,000	2.29%	224,121	*	—	—
Deutsche Bank Securities Inc	$10,150,000	5.80%	568,707	1.51%	—	—
DKR SoundShore Opportunity Holding Fund Ltd.	$2,200,000	1.26%	123,266	*	—	—
Goldman Sachs & Company(3)	$11,000,000	6.29%	616,333	1.63%	10,263	*
Grace Convertible Arbitrage Fund, Ltd.(3)	$6,000,000	3.43%	336,181	*	—	—
Hotel Union & Hotel Industry of Hawaii Pension Plan	$242,000	*	13,559	*	—	—
Institutional Benchmarks Master Fund LTD.	$1,100,000	*	61,633	*	—	—
JMG Capital Partners, LP	$1,150,000	*	64,434	*	—	—
JMG Triton Offshore Fund, LTD	$1,150,000	*	64,434	*	—	—
KBC Financial Products USA Inc.(3)	$250,000	*	14,007	*	—	—
Lyxor/Convertible Arbitrage Fund Limited	$390,000	*	21,851	*	—	—
Mellon HBV Master Convertible Arbitrage Fund LP(3)	$2,550,000	1.46%	142,877	*	—	—
Mellon HBV Master Leveraged Multi-Strategy Fund LP(3)	$350,000	*	19,610	*	—	—
Mellon HBV Master Multi-Strategy Fund LP(3)	$1,280,000	*	71,718	*	—	—
Mint Master Fund Ltd	$400,000	*	22,412	*	—	—
Mohican VCA Master Fund, Ltd.	$600,000	*	33,618	*	—	—
National Bank of Canada c/o Putnam Lovell NBF Securities Inc.(3)	$2,500,000	1.43%	140,075	*	—	—
Newport Alternative Income Fund	$560,000	*	31,376	*	—	—
Nomura Securities International, Inc.(3)	$3,500,000	2.00%	196,106	*	—	—
Polaris Vega Fund, L.P.	$650,000	*	36,419	*	—	—
RBC Alternative Assets L.P.(3)	$100,000	*	5,603	*	—	—
Ritchie Convertible Arbitrage Trading	$400,000	*	22,412	*	—	—
Sage Capital Management, LLC	$3,500,000	2.00%	196,106	*	—	—
Satellite Convertible Arbitrage Master Fund, LLC	$4,000,000	2.29%	224,121	*	—	—
Silvercreek II Limited	$1,440,000	*	80,683	*	—	—
Silvercreek Limited Partnership	$2,000,000	1.14%	112,060	*	—	—

Singlehedge US Convertible Arbitrage Fund	$624,000	*	34,962	*	—	—
Sphinx Convertible Arb Fund SPC	$582,000	*	32,609	*	—	—
SSI Blended Market Neutral L.P.	$483,000	*	27,062	*	—	—
SSI Hedged Convertible Market Neutral L.P.	$661,000	*	37,036	*	—	—
Sturgeon Limited	$600,000	*	33,618	*	—	—
Sunrise Partners Limited Partnership(3)	$1,350,000	*	75,640	*	138,000	*
Tenor Opportunity Master Fund, Ltd.	$1,000,000	*	56,030	*	—	—
The Canyon Value Realization Fund (Cayman), Ltd.	$8,655,000	4.95%	484,942	1.29%	—	—
Tribeca Investments LTD	$10,000,000	5.71%	560,303	1.49%	—	—
Viacom Inc. Pension Plan Master Trust	$25,000	*	1,400	*	—	—
Any other holder of notes or future transferee, pledgee, donee or successor of any holder (4)	$61,198,000	34.97%	3,428,942	8.46%	N/A	N/A
Total	$175,000,000	100.00%	9,805,302	20.90%	138,085	*

*
Less than 1%

(1)
Assumes conversion of all of the holder's notes at the initial conversion rate of 56.0303 shares per note. The initial conversion rate is subject to adjustment as described under "Description of Notes—Conversion Rights—Conversion Rate Adjustments." As a result, the amount of common stock issuable upon conversion of the notes may increase or decrease in the future.

(2)
Calculated based on Rule 13d-3(d) of the Exchange Act, using 37,111,223 shares of common stock outstanding as of June 30, 2004. In calculating this amount for holders of notes, we treated as outstanding the number of shares of common stock issuable upon conversion of all of that particular holder's notes. We did not, however, assume the conversion of any other holder's notes.

(3)
Broker-dealer or affiliate of a broker-dealer. Selling securityholders that are affiliates of broker-dealers have represented to us that (1) such selling securityholder purchased the notes or the common stock issued upon conversion of the notes in the ordinary course of business and (2) at the time of purchase of the notes or the common stock issued upon conversion of the notes such selling securityholder had no agreement or understanding, directly or indirectly, with any person, to distribute the securities.

(4)
Information about other selling securityholders will be set forth in post-effective amendments to the registration statement of which this prospectus is a part or in prospectus supplements, as required.

        We prepared this table based on the information supplied to us by the selling securityholders named in the table. The selling securityholders listed in the above table may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their notes since the date on which the information is presented in the above table. Information about the selling securityholders may change over time. Any additional selling securityholders will be set forth in post-effective amendments to the registration statement of which this prospectus is a part and any changed information, including successors to named selling securityholders, may be set forth in post-effective amendments and/or prospectus supplements to this prospectus.

        Because the selling securityholders may offer all or some of their notes or the underlying common stock from time to time we cannot estimate the amount or percentage of the notes or the underlying common stock that will be held by the selling securityholders upon the termination of any particular offering. See "Plan of Distribution."

        To our knowledge, none of the named selling securityholders nor any of their affiliates, officers, directors or principal equity holders has held any position or office with, been employed by or otherwise had any material relationship with us or our affiliates during the three years prior to the date of this prospectus.

PLAN OF DISTRIBUTION

        We will not receive any of the proceeds of the sale of the notes and the underlying common stock offered by this prospectus. The aggregate proceeds to the selling securityholders from the sale of the notes or underlying common stock will be the purchase price of the notes or underlying common stock less any discounts and commissions. A selling securityholder reserves the right to accept and, together with their agents, to reject, any proposed purchase of notes or common stock to be made directly or through agents.

        The notes and the underlying common stock may be sold from time to time to purchasers:

    •
    directly by the selling securityholders and their successors, which includes their transferees, pledgees or donees or their successors, or

    •
    through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the notes and the underlying common stock. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

        The selling securityholders and any underwriters, broker-dealers or agents who participate in the distribution of the notes and the underlying common stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any selling securityholder which is a broker-dealer or an affiliate of a broker-dealer will be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, unless such selling securityholder purchased in the ordinary course of business, and at the time of its purchase of the notes to be resold, did not have any agreements or understandings, directly or indirectly, with any person to distribute the notes. As a result, any profits on the sale of the notes and the underlying common stock by selling securityholders who are deemed to be underwriters and any discounts, commissions or concessions received by any such broker-dealers or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Selling securityholders who are deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to prospectus delivery requirements of the Securities Act and to certain statutory liabilities, including, but not limited to, those relating to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. To our knowledge, none of the selling securityholders who are broker-dealers or affiliates of broker-dealers, other than the initial purchasers, purchased the notes outside of the ordinary course of business or, at the time of the purchase of the notes, had any agreements or understandings, directly or indirectly, with any person to distribute the notes.

        If the notes and the underlying common stock are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent's commissions.

        The notes and the underlying common stock may be sold in one or more transactions at:

    •
    fixed prices;

    •
    prevailing market prices at the time of sale;

    •
    prices related to such prevailing market prices;

    •
    varying prices determined at the time of sale; or

    •
    negotiated prices.

        These sales may be effected in transactions:

    •
    on any national securities exchange or quotation service on which the notes and underlying common stock may be listed or quoted at the time of the sale, including the New York Stock Exchange in the case of the common stock;

    •
    in the over-the-counter market;

    •
    in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

    •
    through the writing of options, whether such options are listed on an options exchange or otherwise through the settlement of short sales.

        These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

        At the time a particular offering of the securities is made, if required, a prospectus supplement will be distributed, which will set forth the names of the selling securityholders, the aggregate amount and type of securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

        To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholder and any underwriter, broker-dealer or agent regarding the sale of the notes and the underlying common stock by the selling securityholders.

        Our common stock trades on the New York Stock Exchange under the symbol "WLT." We do not intend to apply for listing of the notes on any securities exchange or for quotation through NASDAQ. Accordingly, no assurances can be given as to the development of liquidity or any trading market for the notes. See "Risk Factors-Risks Related to the Notes and the Common Stock."

        We cannot assure you that any selling securityholder will sell any or all of the notes or the underlying common stock with this prospectus. Further, we cannot assure you that any such selling securityholder will not transfer, devise or gift the notes and the underlying common stock by other means not described in this prospectus. In addition, any notes or underlying common stock covered by this prospectus that qualify for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The notes and the underlying common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the notes and underlying common stock may not be sold unless they have been registered or qualified for sale or the sale is entitled to an exemption from registration.

        The selling securityholders and any other person participating in the sale of notes or the underlying common stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the underlying common stock by the selling securityholders and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes and the underlying common stock to engage in market-making activities with respect to the particular notes and the underlying common stock being distributed for a period of up to five business days before the commencement of such distribution. This may affect the marketability of the notes and the underlying common stock and the ability of any person or entity to engage in market-making activities with respect to the notes and the underlying common stock.

        Under the registration rights agreement filed as an exhibit to the registration statement of which this prospectus is a part, we and the selling securityholders will be indemnified by the other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection with these liabilities.

        We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the notes and underlying common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We estimate that the expenses for which we will be responsible in connection with this offering will be approximately $185,000.

LEGAL MATTERS

        The validity of the notes and common stock issuable upon conversion of the notes offered hereby has been passed upon for Walter Industries by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Walter Industries, Inc. for the year ended December 31, 2003, as amended, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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Walter Industries, Inc. $175,000,000 3.75% Convertible Senior Subordinated Notes due 2024
WHERE YOU CAN FIND ADDITIONAL INFORMATION
SELLING SECURITYHOLDERS
EXPERTS
TABLE OF CONTENTS
FORWARD-LOOKING STATEMENTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
SUMMARY
Walter Industries
THE OFFERING
RISK FACTORS
USE OF PROCEEDS
PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF NOTES
DESCRIPTION OF OTHER INDEBTEDNESS
DESCRIPTION OF CAPITAL STOCK
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
CERTAIN ERISA CONSIDERATIONS
SELLING SECURITYHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS